                                                                    EXHIBIT 10.6

--------------------------------------------------------------------------------


                               CREDIT AGREEMENT

                          Dated as of August 4, 1998,

                                     among

                             TLMD ACQUISITION CO.,
                                 as Borrower,

                           TELEMUNDO HOLDINGS, INC.,
                             as Parent Guarantor,


                           THE LENDERS NAMED HEREIN,


                          CREDIT SUISSE FIRST BOSTON,
                           as Administrative Agent,
                            as Collateral Agent and
                                as Issuing Bank


                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Documentation Agent


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  Definitions

SECTION 1.01. Defined Terms................................................   1
SECTION 1.02. Terms Generally..............................................  23


                                  ARTICLE II

                                  The Credits

SECTION 2.01. Commitments..................................................  23
SECTION 2.02. Loans........................................................  23
SECTION 2.03. Borrowing Procedure..........................................  25
SECTION 2.04. Evidence of Debt; Repayment of Loans.........................  26
SECTION 2.05. Fees.........................................................  26
SECTION 2.06. Interest on Loans............................................  26
SECTION 2.07. Default Interest.............................................  27
SECTION 2.08. Alternate Rate of Interest...................................  27
SECTION 2.09. Termination and Reduction of Commitments.....................  27
SECTION 2.10. Conversion and Continuation of  Borrowings...................  28
SECTION 2.11. Repayment of Term Borrowings.................................  29
SECTION 2.12. Optional Prepayments.........................................  30
SECTION 2.13. Mandatory Prepayments........................................  30
SECTION 2.14. Reserve Requirements; Change in Circumstances................  32
SECTION 2.15. Change in Legality...........................................  33
SECTION 2.16. Indemnity....................................................  33
SECTION 2.17. Pro Rata Treatment...........................................  34
SECTION 2.18. Sharing of Setoffs...........................................  34
SECTION 2.19. Payments.....................................................  35
SECTION 2.20. Taxes........................................................  35
SECTION 2.21. Assignment of Commitments Under Certain Circumstances;
                Duty to Mitigate...........................................  36
SECTION 2.22. Letters of Credit............................................  37

                                  ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers.........................................  40
SECTION 3.02. Authorization................................................  40
SECTION 3.03. Enforceability...............................................  40
SECTION 3.04. Governmental Approvals.......................................  40
SECTION 3.05. Financial Statements.........................................  40
SECTION 3.06. No Material Adverse Change...................................  41
SECTION 3.07. Title to Properties; Possession Under Leases.................  41
SECTION 3.08. Subsidiaries.................................................  41
SECTION 3.09. Litigation; Compliance with Laws.............................  41
SECTION 3.10. Agreements...................................................  42

                                                                  Contents, p. 2

SECTION 3.11. Federal Reserve Regulations.................................. 42
SECTION 3.12. Investment Company Act; Public Utility Holding Company
                   Act..................................................... 42
SECTION 3.13. Use of Proceeds.............................................. 42
SECTION 3.14. Tax Returns.................................................. 42
SECTION 3.15. No Material Misstatements.................................... 42
SECTION 3.16. Employee Benefit Plans....................................... 43
SECTION 3.17. Environmental Matters........................................ 43
SECTION 3.18. Insurance.................................................... 43
SECTION 3.19. Security Documents........................................... 44
SECTION 3.20. Intellectual Property........................................ 44
SECTION 3.21. Station Licenses............................................. 44
SECTION 3.22. Labor Matters................................................ 45
SECTION 3.23. Solvency..................................................... 45
SECTION 3.24. Merger Agreement............................................. 45
SECTION 3.25  Year 2000.................................................... 45


                                  ARTICLE IV

                             Conditions of Lending

SECTION 4.01. All Credit Events............................................ 46
SECTION 4.02. First Credit Event........................................... 46


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties, Insurance.............. 49
SECTION 5.02. Obligations and Taxes........................................ 49
SECTION 5.03. Financial Statements, Reports, etc........................... 50
SECTION 5.04. Litigation and Other Notices................................. 51
SECTION 5.05. Employee Benefits............................................ 51
SECTION 5.06. Maintaining Records; Access to Properties
                   and Inspections......................................... 51
SECTION 5.07. Use of Proceeds.............................................. 52
SECTION 5.08. Compliance with Environmental Laws........................... 52
SECTION 5.09. Further Assurances........................................... 52
SECTION 5.10. Hedging Arrangements......................................... 52


                                  ARTICLE VI

                              Negative Covenants

SECTION 6.01. Indebtedness................................................. 52
SECTION 6.02. Liens........................................................ 54
SECTION 6.03. Sale and Lease-Back Transactions............................. 55
SECTION 6.04. Investments, Loans and Advances.............................. 55
SECTION 6.05. Mergers, Consolidations, Sales of Assets..................... 56
SECTION 6.06. Dividends and Distributions; Restrictions on Ability of
                   Subsidiaries to Pay Dividends........................... 56
SECTION 6.07. Transactions with Affiliates................................. 57
SECTION 6.08. Business of Parent and Subsidiaries.......................... 57
SECTION 6.09. Amendment of Material Documents.............................. 57


                                                                  Contents, p. 3

SECTION 6.10.  Prepayments, Redemptions  and Repurchases of Debt........... 57
SECTION 6.11.  Collateral and Guarantee Requirements....................... 57
SECTION 6.12.  Fiscal Year................................................. 58
SECTION 6.13.  Certain Changes in Ownership or Control..................... 58
SECTION 6.14.  Consolidated Leverage Ratio................................. 58
SECTION 6.15.  Consolidated Interest Expense Coverage Ratio................ 58
SECTION 6.16.  Consolidated Fixed Charge Coverage Ratio.................... 59


                                  ARTICLE VII

                    Events of Default...................................... 60


                                 ARTICLE VIII

                    The Agents............................................. 62


                                  ARTICLE IX

                    Guarantee.............................................. 64


                                   ARTICLE X

                    Miscellaneous.......................................... 65

SECTION 10.01. Notices..................................................... 65
SECTION 10.02. Survival of Agreement....................................... 66
SECTION 10.03. Binding Effect.............................................. 66
SECTION 10.04. Successors and Assigns...................................... 66
SECTION 10.05. Expenses; Indemnity......................................... 68
SECTION 10.06. Right of Setoff............................................. 69
SECTION 10.07. Applicable Law.............................................. 70
SECTION 10.08. Waivers; Amendment.......................................... 70
SECTION 10.09. Interest Rate Limitation.................................... 71
SECTION 10.10. Entire Agreement............................................ 71
SECTION 10.11. WAIVER OF JURY TRIAL........................................ 71
SECTION 10.12. Severability................................................ 71
SECTION 10.13. Counterparts................................................ 71
SECTION 10.14. Headings.................................................... 72
SECTION 10.15. Jurisdiction; Consent to Service of Process................. 72
SECTION 10.16. Confidentiality............................................. 72

Schedule 1.01    Subsidiary Guarantors
Schedule 2.01    Commitments
Schedule 3.01    Organization; Powers
Schedule 3.02    Authorization
Schedule 3.05    Pro Forma Financial Information
Schedule 3.06    Material Adverse Change
Schedule 3.07    Certain Encumbrances
Schedule 3.08    Subsidiaries
Schedule 3.09    Litigation

                                                                  Contents, p. 4

Schedule 3.14    Tax Returns
Schedule 3.17    Environmental Matters
Schedule 3.18    Insurance
Schedule 3.21    Station Licenses
Schedule 3.22    Labor Matters
Schedule 6.01    Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.04    Existing Investments

Exhibit A        Form of Administrative Questionnaire
Exhibit B        Form of Assignment and Acceptance
Exhibit C        Form of Borrowing Request
Exhibit D        Form of Subsidiary Guarantee Agreement
Exhibit E        Form of Indemnity, Subrogation and
                   Contribution Agreement
Exhibit F        Form of Pledge Agreement
Exhibit G-1      Form of Security Agreement
Exhibit G-2      Form of Puerto Rican Security Agreement
Exhibit H-1      Form of Opinion of Osvaldo F. Torres, Esq.,
                   General Counsel of the Borrower
Exhibit H-2      Form of Opinion of Akin, Gump, Strauss,
                   Hauer & Feld, special counsel for the
                    Parent and the Borrower
Exhibit H-3      Form of Opinion of McConnell Valdes, Puerto
                   Rican counsel for the Parent and the Borrower
Exhibit H-4      Form of Opinion of Latham & Watkins, special
                   counsel for the Borrower
Exhibit K        Terms of Subordinated Indebtedness

                    CREDIT AGREEMENT dated as of August 4, 1998, among TLMD
               ACQUISITION CO., a Delaware corporation (the "Borrower"); TELEMUNDO HOLDINGS, INC., a Delaware corporation of which the Borrower is a wholly owned subsidiary (the "Parent"); the Lenders (as defined in Article I); CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent") and as issuing bank (in such capacity, the "Issuing Bank"); and CANADIAN IMPERIAL BANK OF COMMERCE, as documentation agent (in such capacity, the "Documentation Agent").

     The Borrower, the Parent and Telemundo Group, Inc., a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger dated as of November 24, 1997 (the "Merger Agreement"), pursuant to which the Borrower will be merged with and into the Company (which at the time of such merger will become the "Borrower" hereunder), the Company will become a wholly owned subsidiary of the Parent and each share of the Company's outstanding capital stock, other than shares owned directly or indirectly by the Parent and Dissenting Shares, as defined in the Merger Agreement, will be converted into the right to receive cash equal to $44 plus the Additional Amount, as defined in the Merger Agreement (the "Merger"). At the time of the Merger, the Company will sell the Network Assets, as defined in the Network Sale Agreement, to the Network Company for cash in an amount not less than $73,200,000 pursuant to the Network Sale Agreement (the "Network Sale") and the Network Company and the Borrower will enter into the Network Affiliation Agreement.

     The Borrower has requested the Lenders to extend credit in the form of (a) Tranche A Term Loans on the Closing Date in an aggregate principal amount not in excess of $25,000,000 (subject to reduction as provided herein), (b) Tranche B Term Loans on the Closing Date in an aggregate principal amount not in excess of $175,000,000 (subject to reduction as provided herein), (c) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $150,000,000 (subject to reduction as provided herein) minus the L/C Exposure at any time and
(d) Letters of Credit in an aggregate stated amount at any time outstanding not in excess of $25,000,000. The proceeds of the Term Loans and of Revolving Loans made on the Closing Date are to be used by the Borrower solely (i) to finance the acquisition of the Company pursuant to the Merger, (ii) to refinance certain existing indebtedness of the Company and (iii) to pay fees and expenses related to the Closing Date Transactions and the transactions leading to the Merger.
The proceeds of the remaining Revolving Loans are to be used by the Borrower and the Subsidiaries to provide working capital for use in the ordinary course of
their businesses and for other general corporate purposes.   The Letters of
Credit are to be used to support obligations (other than trade payables) incurred by the Borrower and the Subsidiaries in the ordinary course of their businesses.

     The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions


     SECTION 1.01. Defined Terms. As used in this Agreement, including the preamble hereto, the following terms shall have the meanings specified below:

     "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

     "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Acquisition" shall mean the acquisition by the Borrower or any Subsidiary, including through a merger or consolidation or a sale of capital stock, of any other person or any division or business unit of any other person.

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the sum of (i) the Federal Funds Effective Rate in effect on such day and (ii) 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Apollo" shall mean Apollo Investment Fund III, Apollo Advisors II, L.P., Apollo Management, L.P., and their successors (the "Original Apollo Entities"), and any other investment fund with respect to which the investment decisions, decisions as to the exercise of voting or consensual rights and other material decisions are ultimately controlled by substantially the same group of individuals at the time controlling such decisions as to any of the Original Apollo Entities.

     "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan that is part of a Revolving Credit Borrowing or a Tranche A Term Borrowing, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the most recent Determination Date:

                                               Eurodollar     ABR       Fee
  Consolidated Leverage Ratio                    Spread     Spread   Percentage
  ---------------------------                  ----------   ------   ----------
  Category 1                                      1.875%    0.875%      0.500%
  ----------
  Greater than or equal to 6.00 to 1.00

  Category 2                                      1.750%    0.750%      0.500%
  ----------
  Less than 6.00 to 1.00 but greater than
   or equal to 5.50 to 1.00

  Category 3                                      1.500%    0.500%      0.375%
  ----------
  Less than 5.50 to 1.00 but greater than
   or equal to 5.00 to 1.00

  Category 4                                      1.250%    0.250%      0.375%
  ----------
  Less than 5.00 to 1.00 but greater than
   or equal to 4.50 to 1.00

  Category 5                                      1.000%    0.000%      0.250%
  ----------
  Less than 4.50 to 1.00 but greater than
   or equal to 4.00 to 1.00

  Category 6                                      0.750%    0.000%      0.250%
  ----------
  Less than 4.00 to 1.00

; provided that until the Determination Date next following the first fiscal quarter end after the Closing Date, the Applicable Percentage shall be determined by reference to Category 1. At any time when the Borrower has failed to deliver any financial statements and certificates required to have been delivered under Section 5.03(a) or (b), the Applicable Percentage shall be determined (a) for the first 30 days after the Delivery Date by which such financial statements and certificates were to have been delivered, by reference to the Category in effect immediately prior to such Delivery Date and (b) thereafter, for so long as such financial statements and certificates shall not have been delivered, by reference to the next lower Category (with Category 6 being the highest Category and Category 1 being the lowest Category); provided, that if, following the delivery of such financial statements and certificates, it shall appear that the Applicable Percentages employed pursuant to this sentence to compute interest rates and the Commitment Fees shall have been lower or higher than the Applicable Percentages that would have been employed had such financial statements and certificates been timely delivered, the Borrower shall make supplemental payments to the Lenders, or shall withhold amounts from payments thereafter becoming due for the accounts of the Lenders, to the extent necessary to eliminate the effect with respect to each Lender of the deficiency or excess.

     "Arranger and Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Arrangers" shall mean Credit Suisse First Boston and Canadian Imperial Bank of Commerce.

     "Asset Sale" shall mean the sale or transfer (by way of merger or otherwise, and including any casualty event or condemnation that results in the receipt of any insurance or condemnation proceeds) by the Parent or any of the Subsidiaries to any person (other than a sale or transfer to the Parent or any Subsidiary) of (a) any capital stock of any of the Subsidiaries or (b) any other assets, whether real or personal and whether tangible or intangible, of the Parent or any of the Subsidiaries, including any assets of broadcast stations; provided that the following shall not be deemed to be "Asset Sales" for purposes of this Agreement: (i) the Network Sale, (ii) any disposition of obsolete or worn out assets or Permitted

Investments, in each case in the ordinary course of business, (iii) the licensing by the Parent or any Subsidiary of any television programming material, (iv) any asset sale or series of related asset sales described in clause (b) above resulting in Net Cash Proceeds not in excess of $7,500,000 in the aggregate during any fiscal year, and (v) sales of any assets permitted to be sold under clause (d) of Section 6.05 if (w) the Borrower advises the Administrative Agent in writing within five Business Days following the completion of each such sale that the Borrower intends to use (or cause its subsidiaries to use) the Net Cash Proceeds of such sale received by the Parent or any of the Subsidiaries to purchase additional assets to be used in the business of the Borrower and its subsidiaries, (x) after giving pro forma effect to each such sale as if it had occurred at the beginning of the most recent period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.03(a) or (b), as applicable, the Borrower shall be in compliance with the financial covenants set forth in Article VI, (y) either (A) the Net Cash Proceeds of each such sale received by the Parent or any of the Subsidiaries are promptly deposited in an escrow account with the Administrative Agent, pursuant to an escrow agreement satisfactory to the Borrower and the Administrative Agent, and held in such account pending any such purchase or the application of such Net Cash Proceeds pursuant to Section 2.13(b) or (B) the Net Cash Proceeds of each such sale received by the Parent or any of the Subsidiaries are promptly applied to prepay Revolving Credit Borrowings, in which case an amount of the Revolving Credit Commitments equal to the amount so prepaid will be held available and not borrowed pending, and will be made available (subject to the conditions to borrowing set forth herein) to provide funds for, any such purchase or the application of such Net Cash Proceeds pursuant to Section 2.13(b), and (z) such Net Cash Proceeds are in fact used to purchase additional assets to be used in the business of the Borrower and its subsidiaries within nine months after the date of closing of such sale (or the Borrower and its subsidiaries shall within nine months of the closing date of such sale enter into a contract to purchase additional assets to be used in the business of the Borrower and its subsidiaries using such proceeds and shall close such purchase within 15 months after the date of closing of such sale), failing which any portion of such Net Cash Proceeds that have not been used to purchase additional assets to be used in the business of the Borrower and its subsidiaries will immediately be deemed for purposes of Section 2.13(b) to constitute Net Cash Proceeds of an Asset Sale.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

     "Bastion" shall mean Bastion Capital Fund, L.P., Bastion Partners, L.P., Bastion Management Corp. and their successors (the "Original Bastion Entities") and/or any other Affiliate of any of the foregoing with respect to which the investment decisions, decisions as to the exercise of voting or consensual rights and other material decisions are ultimately controlled by substantially the same group of individuals at the time controlling such decisions as to any of the Original Bastion Entities.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower Equity Contribution" shall mean the contribution by the Parent to the common equity of the Borrower on the Closing Date of cash representing all the proceeds of the Parent Equity Contribution and all the net proceeds of the Senior Discount Note Sale.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

     "Broadcast Station" shall mean all or substantially all the assets used and useful for operating a full service commercial television broadcast station pursuant to a Station License, including without limitation the rights to use such Station License.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" shall mean, for any period, additions to property, plant and equipment and other capital expenditures of the Borrower and its subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, except that Capital Expenditures for any period shall not include Capital Lease Obligations incurred by the Borrower and its consolidated subsidiaries during such period.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     A "Change in Control" shall be deemed to have occurred if at any time (a) the Sponsors (and their respective Controlled Affiliates) taken together shall not own, directly or indirectly, in the aggregate, shares representing at least 50.1% of the equity and aggregate ordinary voting power represented by the outstanding capital stock of the Parent; (b) Liberty and SPE (and their respective Controlled Affiliates) shall not each own, directly or indirectly, shares representing at least 15% of the equity and aggregate ordinary voting power (including for the purpose of calculating the aggregate ordinary voting power represented by shares owned by Liberty and its Controlled Affiliates or SPE and its Controlled Affiliates, as the case may be, any voting power associated with such shares owned by Liberty and its Controlled Affiliates or SPE and its Controlled Affiliates that shall be controlled by one or more other Sponsors or Station Holdings) represented by the outstanding capital stock of the Parent (provided, that if either Liberty or SPE and its Controlled Affiliates shall be required by the FCC or any Federal court or other Federal Governmental Authority with applicable jurisdiction to dispose of any of or all its shares of the capital stock of the Parent and such disposition would, but for this parenthetical, result in a Change in Control under this clause (b), such Change in Control will not be deemed to have occurred so long as (i) Liberty (if SPE or any of its Controlled Affiliates shall have been required by the FCC or any Federal court or other Federal Governmental Authority to dispose of any or all of its shares of the capital stock of the Parent) or SPE (if Liberty or any of its Controlled Affiliates shall have been required by the FCC or any Federal court or other Federal Governmental Authority to dispose of any or all of its shares of the capital stock of the Parent) and its Controlled Affiliates shall continue to own shares representing at least 20% of the equity represented by the outstanding capital stock of the Parent, (ii) each of Liberty and SPE (and its respective Controlled Affiliates) continues to own Equity Interests of the Network Company representing 50% of the aggregate voting power represented by all such outstanding Equity Interests of the Network Company and
(iii) Liberty and SPE (and their respective Controlled Affiliates) continue to own Equity Interests of the Network Company that in the aggregate for Liberty and SPE (and such Controlled Affiliates) represent 80% of the aggregate equity represented by all such outstanding Equity Interests of the Network Company); or
(c) the Borrower shall not be a wholly owned subsidiary of the Parent. Notwithstanding anything to the contrary in the foregoing definition, if, pursuant to any requirement of the FCC or any Federal court or other Federal Governmental Authority, any person shall receive in exchange for capital stock of the Parent and shall hold (a) Rights entitling it to acquire capital stock of the Parent for a nominal exercise price or (b) Rights entitling it to acquire capital stock of the Parent together with Indebtedness of the Parent in an amount substantially equal to the exercise price of such Rights, then compliance with the requirement set forth in subclause (i) of the proviso to clause (b) of the foregoing definition shall be determined on a pro forma basis giving effect to the exercise of such Rights for such nominal exercise price (in the case of Rights described in clause (a) above) or by offset of the exercise price thereof against such Indebtedness (in the case of Rights described in clause (b) above).

     "Chicago Subsidiary Partnership Agreement" shall mean the Amended and Restated Partnership Agreement dated as of February 26, 1996, among Essaness Theatres Corporation, a

Delaware corporation, Video 44 Acquisition Corp., Inc. (formerly called Harriscope of Chicago, Inc.), an Illinois corporation and a Wholly Owned Subsidiary, and Telemundo of Chicago, Inc., a Delaware corporation and a Wholly Owned Subsidiary.

     "Chicago Subsidiary" shall mean Video 44, an Illinois general partnership and an indirect subsidiary of the Borrower.

     "Closing Date" shall mean the date of the initial Credit Event.

     "Closing Date Transactions" shall mean the Parent Equity Contribution, the Senior Discount Note Sale, the Borrower Equity Contribution, the Borrowings hereunder on the Closing Date, the Merger, the Refinancing, the Network Sale and the execution and delivery of the Network Affiliation Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all the "Collateral" as defined in any Security Document.

     "Collateral Requirement" shall mean, at any time, that (a) the Pledge Agreement (or a supplement referred to in Section 23 thereof) shall have been duly executed by the Parent, the Borrower and each Subsidiary (other than the Chicago Subsidiary and any Foreign Subsidiary) existing at such time and owning any outstanding capital stock or Indebtedness of the Borrower or any other Subsidiary (including the Puerto Rican Notes), shall have been delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Equity Interests and Rights (or, in the case of the Chicago Subsidiary, all the Equity Interests and Rights in the Chicago Subsidiary owned by the Borrower or any Subsidiary) of the Borrower (after giving effect to the Merger) and the Subsidiaries (including each License Subsidiary) and all such Indebtedness shall have been duly and validly pledged thereunder (or to the extent not evidenced by any instrument, under the Security Agreement) to the Collateral Agent for the ratable benefit of the Secured Parties and certificates or other instruments representing such shares or Indebtedness (to the extent such Indebtedness is evidenced by instruments), accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent; provided that the Borrower and the Subsidiaries shall not be required to pledge more than 65% of the voting capital stock (but shall be required to pledge 100% of the non-voting capital stock) of the Puerto Rican Subsidiary or any other Foreign Subsidiary; (b) except as expressly permitted under Section 6.11, each Station License owned or controlled directly or indirectly by the Parent (other than the Station License of the Chicago Subsidiary) is owned by a License Subsidiary all the capital stock of which is directly owned by the Parent or the Borrower and pledged to the Collateral Agent under the Pledge Agreement; (c) the Security Agreement (or a supplement referred to in Section
7.15 thereof) shall have been duly executed by the Parent, the Borrower and each Subsidiary (other than the Chicago Subsidiary and any Foreign Subsidiary), existing at such time, and shall have been delivered to the Collateral Agent and shall be in full force and effect, and each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by the Parent, the Borrower or any Subsidiary, other than the Chicago Subsidiary and any Foreign Subsidiary) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Agreement (subject to any Lien expressly permitted by Section 6.02) shall have been so filed, registered or recorded and evidence thereof delivered to the Collateral Agent; (d) the Puerto Rican Note Security Agreement shall have been duly executed by the Puerto Rican Subsidiary and the Borrower and shall be in full force and effect, and the original thereof shall have been delivered to the Collateral Agent; (e) each person required under the terms of the Network Affiliation Agreement and any other affiliation, programming or other agreement to consent to the assignment pursuant to the Security Agreement of the rights of the Parent, the Borrower or any Subsidiary under such agreement in order for such assignment to be effective shall have executed and delivered a consent to such assignment satisfactory to the Collateral Agent; and (f) the Indemnity, Subrogation and Contribution Agreement (or a supplement referred to in Section 12 thereof) shall have been executed by the Parent, the Borrower and each other Loan Party (other than the

Chicago Subsidiary and any Foreign Subsidiary), shall have been delivered to the Collateral Agent and shall be in full force and effect.

     "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitments.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

     "Common Stock" shall mean the common stock, par value $0.001 per share, of the Parent.

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated April 1998.

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) permitted termination payments owed by the Borrower or any Subsidiary during such period resulting from the early termination of time brokerage agreements, local marketing agreements or similar agreements, (e) all extraordinary charges during such period, (f) payments under non-compete agreements during such period, (g) merger-related and other non-recurring charges during such period, (h) any amount deducted in determining Consolidated Net Income for such period as a result of any minority interest in a Subsidiary and (i) all other non-cash charges during such period, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, (a) all extraordinary gains during such period and (b) the aggregate amount of all payments to holders of minority interests in Subsidiaries during such period, all as determined on a consolidated basis with respect to the Borrower and its subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate amount of cash taxes paid by the Borrower and its subsidiaries during such period (excluding payments on account of accrued foreign withholding taxes in an aggregate amount not exceeding the lesser of the accrued balance of such foreign withholding taxes at the Closing Date and $25,000,000; provided, that not more than $5,000,000 of any such amount paid during any fiscal year will be excluded unless at the time of such payment the Consolidated Leverage Ratio is less than
5.00 to 1.00), (iii) interest payable in cash and mandatory principal payments during such period in respect of the Senior Discount Notes or any other Indebtedness of the Parent, (iv) cash dividends on capital stock declared by the Borrower or any of its subsidiaries during such period (excluding dividends paid by the Borrower to the Parent in amounts not greater than the interest and principal payments referred to in the preceding clause (iii) and dividends payable to the Borrower or any of its Wholly Owned Subsidiaries), (v) scheduled principal payments of Indebtedness made by the Borrower or any of its subsidiaries during such period (other than any such payment made to the Borrower or any of its Wholly Owned Subsidiaries, but including Scheduled Revolving Credit Principal Payments), (vi) the principal component of Capital Lease Obligations paid during such period and (vii) Capital Expenditures during such period (the items referred to in the foregoing clauses (i) through (vii) being collectively called "Consolidated Fixed Charges"); provided further, that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the Borrower's Consolidated EBITDA and Consolidated Fixed Charges for each of the four-fiscal-quarter periods ending at the ends of the three fiscal quarters next following the fiscal quarter during which the Closing Date occurs shall be deemed to equal (A) the Borrower's Consolidated EBITDA and Consolidated Fixed Charges, respectively, for the period commencing at the beginning of the fiscal quarter next following the fiscal quarter during which the Closing Date occurs and ending at the end of the applicable period plus (B) the Borrower's pro forma Consolidated EBITDA and Consolidated Fixed Charges, respectively, for each quarter in the applicable period that shall have ended prior to the beginning of the fiscal quarter next following the fiscal quarter during which the Closing Date occurs, prepared on a basis consistent with that used in preparing the pro forma financial statements delivered pursuant to Section 4.02(q).

     "Consolidated Interest Expense" shall mean, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and its subsidiaries during such period net of interest income during such period that the Borrower and its subsidiaries are entitled to receive in cash on a current basis, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined exclusive of deferred financing costs and the amortization thereof and after giving effect to any net payments made or received by the Borrower and its subsidiaries with respect to Hedging Agreements.

     "Consolidated Interest Expense Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that for purposes of calculating the Consolidated Interest Expense Coverage Ratio, the Borrower's Consolidated EBITDA and Consolidated Interest Expense for each of the four-fiscal-quarter periods ending at the end of the three fiscal quarters next following the fiscal quarter during which the Closing Date occurs shall be deemed to equal (i) the Borrower's Consolidated EBITDA and Consolidated Interest Expense, respectively, for the period commencing at the beginning of the fiscal quarter next following the fiscal quarter during which the Closing Date occurs and ending at the end of the applicable period plus (ii) the Borrower's pro forma Consolidated EBITDA and Consolidated Interest Expense, respectively, for each quarter in the applicable period that shall have ended prior to the beginning of the fiscal quarter next following the fiscal quarter during which the Closing Date occurs, prepared on a basis consistent with that used in preparing the pro forma financial statements delivered pursuant to Section 4.02(q).

     "Consolidated Leverage Ratio" shall mean, at any time, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the most recently ended period of four fiscal quarters, all as determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Consolidated Leverage Ratio, the Borrower's Consolidated EBITDA for each of the four-fiscal-quarter periods ending at the ends of the three fiscal quarters next following the fiscal quarter during which the Closing Date occurs shall be deemed to equal (i) the Borrower's Consolidated EBITDA for the period commencing at the beginning of the fiscal quarter next following the fiscal quarter during which the Closing Date occurs and ending at the end of the applicable period plus (ii) the Borrower's pro forma Consolidated EBITDA for each quarter in the applicable period that shall have ended prior to the beginning of the fiscal quarter next following the fiscal quarter during which the Closing Date occurs, prepared on a basis consistent with that used in preparing the pro forma computations delivered pursuant to Section 4.02(q). Solely for purposes of this definition, if, at any time the Consolidated Leverage Ratio is being determined, the Borrower or any Subsidiary shall have completed an Acquisition or Disposition since the beginning of the relevant four fiscal quarter period, the Consolidated Leverage Ratio shall be determined on a pro forma basis as if such Acquisition or Disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

     "Consolidated Net Income" shall mean, for any period, net income or loss of the Borrower and its subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, provided that there shall in any event be excluded the income (or loss) of any person accrued prior to the date it becomes a subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its subsidiaries or the date that person's assets are acquired by the Borrower or any of its subsidiaries.

     "Consolidated Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of the Borrower and its subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP (other than Indebtedness of the type referred to in clause (j) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder).

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Controlled Affiliate" shall mean (i) with respect to SPE, SCA and any person which is Controlled and wholly owned by SPE, SCA or any wholly owned Controlled Affiliate of either of them, any direct, majority-owned and Controlled subsidiary of SPE, SCA or any such wholly owned Controlled Affiliate, and any directly or indirectly wholly owned and Controlled subsidiary of any such direct, majority-owned and Controlled subsidiary (ii) with respect to Liberty, TCI and any person which is Controlled and wholly owned by Liberty, TCI or any wholly owned Controlled Affiliate of either of them, any direct, majority owned and Controlled subsidiary of Liberty, TCI or any such wholly owned Controlled Affiliate, and any directly or indirectly wholly owned and Controlled subsidiary of any such direct, majority-owned and Controlled subsidiary, (iii) with respect to Apollo, any person which is controlled and wholly owned by Apollo, and (iv) with respect to Bastion, any person which is Controlled and wholly owned by Bastion.

     "Credit Event" shall have the meaning assigned to such term in Section
4.01.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Determination Date" shall mean each day that is the second Business Day after the delivery of financial statements pursuant to Section 5.03(a) or (b).

     "Disposition" shall mean the sale or transfer by the Borrower or any Subsidiary, including through a merger or consolidation or a sale of capital stock, of any subsidiary, division or business unit of the Borrower or such Subsidiary.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S) 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. (S)(S) 7401 et seq., the Toxic Substances Control

Act of 1976, 15 U.S.C. (S)(S) 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (S)(S) 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S)(S) 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

     "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "Equity Interests" shall mean (a) with respect to a corporation, shares of the capital stock of such corporation and (b) with respect to a partnership, limited liability company or other person, partnership, limited liability or other equity interests in such person.

     "Equity Issuance" shall mean any issuance and sale by the Parent or by any Subsidiary to a person other than the Parent, another Subsidiary, the Sponsors or any Controlled Affiliate of any Equity Interests of the Parent or any Subsidiary or any Rights in respect thereof; provided, that the following will not be deemed to be "Equity Issuances" for purposes of this Agreement: (a) the issuance of capital stock of the Parent upon the exercise of employee stock options or Rights granted in the ordinary course of business or (b) the issuance of capital stock or Rights of the Parent as an "equity kicker" or pursuant to the exercise of Rights issued as an "equity kicker" in connection with the issuance of Subordinated Indebtedness, in either case on terms consistent with current practice in the market for subordinated indebtedness.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in material liability of the Borrower.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

     "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Excess Cash Flow" shall mean, for any fiscal year, the sum (without duplication) of:

          (a) Consolidated Net Income, adjusted to exclude any gains or losses attributable to any Asset Sale; plus

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining Consolidated Net Income for such period; minus

          (c) payments during such period on account of charges added to Excess Cash Flow for an earlier period pursuant to clause (b) above as "non-cash charges or losses" in such earlier period; plus

          (d) any amount deducted in determining Consolidated Net Income as a result of any minority interest in a Subsidiary; plus

          (e) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period, plus (ii) the aggregate principal amount of Indebtedness (other than Capital Lease Obligations) incurred by the Borrower and its subsidiaries during such period to finance Capital Expenditures; minus

          (f) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such period, plus (ii) the amount, if any, by which Net Working Capital increased during such period; plus

          (g) amounts received during such period on account of gains subtracted from Excess Cash Flow for an earlier period pursuant to clause
     (f)(i) above as "non-cash gains" in such earlier period; minus

          (h)  Capital Expenditures for such period; minus

          (i) the aggregate amount of all payments to holders of minority interests in Subsidiaries during such period; minus

          (j) the sum of (i) scheduled amortization payments in respect of the Term Loans during such period, (ii) Scheduled Revolving Credit Principal Payments during such period, (iii) scheduled amortization or similar payments during such period in respect of other Indebtedness of the Borrower and its subsidiaries and (iv) mandatory prepayments during such period in respect of other Indebtedness of the Borrower and its subsidiaries (other than prepayments that would not be required if the Borrower and the Subsidiaries made, or were required to make, prepayments in respect of Loans outstanding hereunder); plus

          (k) the net proceeds of Indebtedness incurred by the Borrower and its subsidiaries during such period to the extent such proceeds were applied to make payments or prepayments of Indebtedness referred to in clause (j) above; minus

          (l) dividends and other distributions paid by the Borrower pursuant to Section 6.06(a) during such period.

     "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any Governmental Authority as a result of a present or former connection between the recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the recipient having received any payment under or taking any other action related to any loan under this Agreement or any Loan Document, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that the prior lending office or the assignor, as applicable, of such Foreign Lender was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.20(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.20(e).

     "Existing Credit Facility" shall mean the Amended and Restated Loan and Security Agreement dated December 31, 1996, by and between Telemundo Group, Inc., certain of its subsidiaries and Foothill Capital Corporation.

     "FCC" shall mean the United States Federal Communications Commission or any Governmental Authority succeeding to the functions thereof.

     "Federal Communications Act" shall mean the Communications Act of 1934, as amended.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Payment Date" shall have the meaning assigned to such term in Section 2.05(a).

     "Fees" shall mean the Commitment Fees, the Arranger and Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

     "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person

(the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantee Requirement" shall mean, at any time, that the Subsidiary Guarantee Agreement (or a supplement referred to in Section 20 thereof) shall have been executed by each Subsidiary (other than the Chicago Subsidiary and any Foreign Subsidiary) existing from time to time, shall have been delivered to the Collateral Agent and shall be in full force and effect.

     "Guarantors" shall mean the Parent and the Subsidiary Guarantors.

     "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Hedging Agreements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person (i) shall include the Indebtedness of any partnership in which such person is a general partner, (ii) shall exclude Program Obligations that would otherwise constitute Indebtedness incurred in the ordinary course of business up to an aggregate amount of $10,000,000 for the Borrower and its subsidiaries, and
(iii) shall exclude ordinary course payment obligations under Local Marketing Agreements. For purposes of determining compliance with any covenant in this Agreement, (i) the amount of any Indebtedness referred to in clause (f) above that has not been assumed by the subject person shall be the lesser of (A) the amount of such Indebtedness owed by the primary obligor in respect thereof and
(B) the fair market value of the property owned or acquired by the subject person that is subject to any Lien securing such Indebtedness and (ii) the amount of any Indebtedness referred to in clause (g) above shall be limited to the maximum liability, contingent or otherwise, of the subject person under the applicable Guarantee.

     "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

     "Indemnitee" shall have the meaning assigned to such term in Section 10.05(b).

     "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Guarantors and the Collateral Agent.

     "Intellectual Property" shall have the meaning assigned to such term in
Section 3.20.

     "Interest Payment Date" shall mean, with respect to any Loan, (i) each day that is the last day of an Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Loan with an Interest Period of longer than three months, each day that would have been the last day of an Interest Period had a series of three month Interest Periods been applicable to such Loan and (iii) the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3, or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with
Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

     "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

     "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

     "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

     "Lenders" shall mean (a) the financial institutions listed on Schedule 2.01 and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance (in either case other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance).

     "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.22.

     "Liberty" shall mean Liberty Media Corporation and its successors.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period by reference to the

British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent equal to the rate per annum at which deposits in dollars are offered for such Interest Period by the Administrative Agent in the London interbank market in London, England at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period.

     "License Subsidiary" shall mean a Domestic Subsidiary (or, solely in the case of any License Subsidiary holding Station Licenses used by the Borrower's Puerto Rican Station, a Puerto Rican Subsidiary) that holds the Station Licenses for a Station owned by the Borrower or a Subsidiary and that (a) has no significant assets (other than such Station Licenses) or liabilities (other than under the Subsidiary Guarantee Agreement) and (b) engages in no business other than the ownership of such Station Licenses.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Subsidiary Guarantee Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

     "Loan Parties" shall mean the Borrower, the Parent and each Subsidiary that is, or is required by this Agreement to be, a party to the Subsidiary Guarantee Agreement or any Security Document.

     "Loans" shall mean the Revolving Loans and the Term Loans.

     "Local Marketing Agreement" shall mean a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a person: (a) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party,
(b) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (c) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (d) manages the acquisition of programming for a television station, (e) acts as a program consultant for a television station or (f) manages the operation of a television station generally.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean a materially adverse effect on (a) the business, assets, results of operations, financial condition or prospects of the Parent and its subsidiaries, taken as a whole, or, prior to the Merger, the Company and its subsidiaries, taken as a whole, or on their ability to perform their obligations under the Loan Documents, or (b) the validity or enforceability of any Loan Document or any other material document entered into in connection with the Transactions or the other transactions contemplated hereby or the rights, remedies or benefits available to the parties thereunder.

     "Merger" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof, including any cash received in respect of any non-cash proceeds, but only as and when received, and any insurance or condemnation proceeds, net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes attributable to such Asset Sale in the year in which such Asset Sale occurs as a direct result thereof and
(iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (b) with respect to any Equity Issuance or any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith. Notwithstanding the foregoing, Net Cash Proceeds will be deemed to have been received by the Chicago Subsidiary or any of its subsidiaries from any event only at the times and up to the aggregate amount of any distributions received by the Borrower or any of its subsidiaries from the Chicago Subsidiary after the date of such event.

     "Net Working Capital" shall mean, at any date, (a) the consolidated current assets of the Borrower and its subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive number or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

     "Network Affiliation Agreement" shall mean, collectively, (a) the seven, Affiliation Agreements, each between one or more Subsidiaries and the Network Company and (b) the two Memoranda of Agreement, in each case between the Company and the Network Company, all substantially in the form of the Station Affiliation Agreement and the Memoranda of Agreement, respectively, previously provided to the Arrangers.

     "Network Company" shall mean Telemundo Network Group L.L.C., a Delaware limited liability company of which 50% of the membership interests are owned by one or more Controlled Affiliates of Liberty and 50% are owned by one or more Controlled Affiliates of SPE.

     "Network Sale" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Network Sale Agreement" shall mean the Network Sale Agreement dated as of August 12, 1998, between the Borrower and the Network Company.

     "Obligations" shall mean (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or any other person under the Credit Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Loan Documents and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender at the time such Hedging Agreement was entered into.

     "Offer to Purchase" shall mean the Offer to Purchase and Consent Solicitation Statement of TLMD Acquisition Co.dated July 13, 1998 (as amended on July 20, 1998).

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Parent Equity Contribution" shall mean the contribution by the Sponsors to the common equity of the Parent on or prior to the Closing Date of cash in an amount not less than $273,200,000.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Perfection Certification" shall mean the Perfection Certificate substantially in the form of Annex 1 to the Security Agreement.

     "Permitted Investment" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 by S&P or P-2 by Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits or not less than $500,000,000;

          (d) repurchase obligations of any Lender or any commercial bank satisfying the requirements of clause (c) of this definition, having a term of not more than 30 days, with respect to obligations of the type described in clause (a) of this definition;

          (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's;

          (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition.

          (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through
     (f) of this definition; and

          (h) other investment instruments approved in writing by the Required Lenders.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit F, between the Parent, the Borrower, each Subsidiary owing capital stock or Indebtedness of the Borrower or any other Subsidiary and the Collateral Agent for the benefit of the Secured Parties.

     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City, New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

     "Pro Forma Financial Information" shall mean the pro forma financial information heretofore delivered to the Lenders and set forth in Schedule 3.05 hereto.

     "Pro Rate Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have been terminated, the Pro Rata Percentages of the Revolving Credit Lenders shall be determined by reference to the Revolving Credit Commitments most recently in effect (giving effect to any assignments pursuant to Section 10.04).

     "Program Obligations" shall mean all obligations, whether fixed or contingent, of the Borrower and its Subsidiaries in respect of the right to broadcast programs and films produced or supplied by any person (other than a Loan Party).

     "Puerto Rican Note Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit G-2, between the Borrower, the Puerto Rican Subsidiary and the Collateral Agent.

     "Puerto Rican Notes" shall mean that zero coupon note due 2002, dated March 23, 1998, for the aggregate amount of $187,666,000 and any note issued in renewal or replacement thereof.

     "Puerto Rican Subsidiary" shall mean Telemundo of Puerto Rico, Inc., a Puerto Rican corporation.

     "Refinancing" shall mean (a) the redemption by the Company, on or prior to the Closing Date, of its Senior Notes due 2006 in an aggregate outstanding amount of $192,000,000 and its Senior Notes due 2001 in an aggregate outstanding amount of approximately $200,000, on the date hereof and (b) the repayment of all amounts outstanding under the Existing Credit Facility and the termination of any letters of credit outstanding thereunder and the commitments thereunder.

     "Register" shall have the meaning assigned to such term in Section
10.04(d).

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official ruling and interpretations thereunder or thereof.

     "Related Fund" shall mean, with respect to any Lender that is a fund that invests in loans, any other fund that invest in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to; (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

     "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposures and unused Revolving Credit and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposures and unused Revolving Credit and Term Loan Commitments at such time.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

     "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the aggregate amount at such time of such Lender's L/C Exposure.

     "Revolving Credit Lender" shall mean a Lender that has a Revolving Credit Commitment (or that had such a Commitment at the time the Revolving Credit Commitments were terminated).

     "Revolving Credit Maturity Date" shall mean the seventh anniversary of the last day of the calendar quarter in which the Closing Date occurs.

     "Revolving Credit Reduction Date" shall mean the last day of each calendar year beginning with December 31, 2001 (or, if any such day shall not be a Business Day, the next preceding Business Day).

     "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (a)(iii) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

     "Rights" shall mean, with respect to any person, warrants, options or other rights to acquire Equity Interests in such person.

     "S&P" shall mean Standard & Poor's.

     "SCA" shall mean Sony Corporation of America and its successors.

     "Scheduled Revolving Credit Principal Payments" shall mean, with respect to any period, the excess of (a) the aggregate amount of the outstanding Revolving Credit Borrowings at the beginning of such period over (b) the amount of the Total Revolving Credit Commitment at the end of such period, giving effect to any schedule reduction in the Total Revolving Credit Commitment under Section

2.09(c) during such period, but excluding the effect of (i) any voluntary reductions in the Total Revolving Credit Commitment during such period to the extent they exceed such schedule reduction and (ii) any voluntary reductions in the Total Revolving Credit Commitment during any prior period.

     "Secured Parties" shall mean the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each other person to which any of the Obligations is owed.

     "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit G-1, between the Borrower, the Subsidiaries (other than any Foreign Subsidiary) and the Collateral Agent for the benefit of the Secured Parties.

     "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Puerto Rican Note Security Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

     "Senior Discount Note Indenture" shall mean the Indenture dated as of August 12, 1998 between the Parent, as issuer and Bank of Montreal Trust Company, as trustee.

     "Senior Discount Note Sale" shall mean the issuance and sale by the Parent of the Senior Discount Notes for gross proceeds of not less than $100,000,000 and not more than $125,000,000.

     "Senior Discount Notes" shall mean the Parent's Senior Discount Notes Due 2008 issued under the Senior Discount Note Indenture.

     "SPE" shall mean Sony Pictures Entertainment Inc. and its successors.

     "Sponsors" shall mean Apollo, Liberty, SPE and Bastion and any transferee of the shares of capital stock of the Parent owned by Station Holdings on the date hereof in accordance with the express provisions of the Stockholders' Agreement (other than Section 3.3.1(b) of such Agreement) that shall have been approved by each of Liberty and SPE (or any Controlled Affiliates to which their shares of capital stock of the Parent shall have been transferred).

     "Station Holdings" shall mean the entity formed by Apollo and Bastion to acquire shares of the common stock of the Parent pursuant to the Stockholders' Agreement.

     "Station Licenses" shall mean, with respect to the Borrower or any of its subsidiaries, all authorizations, licenses or permits issued by the FCC and granted or assigned to the Borrower or any of its subsidiaries, or under which the Borrower or any of its subsidiaries has the right to operate any Station, together with any extensions or renewals thereof.

     "Stations" shall mean, collectively, (a) Stations KVEA (Los Angeles), WNJU (New York), WSCV (Miami), KSTS (San Francisco), WSNS (Chicago), KVDA (San Antonio), KTMD (Houston), WKAQ (San Juan), K47DQ, K52CK and K61F1 (Sacramento), W32AY (Boston), K15CU (Salinas-Monterey), K49CJ (Colorado Springs), K27E1 (Santa Barbara/Santa Maria), K48EJ (Salt Lake City), K60EE and K49CD (Odessa/Midland), K11SF (Austin), K36DV (Amarillo), K52FF (Reno) and K40DX (Abilene), and (b) any additional television broadcast station owned or acquired by the Borrower or a Subsidiary after the date hereof, other than any such broadcast station, whether owned on the date hereof or hereafter acquired, disposed of by the Borrower or any Subsidiary after the date hereof in accordance with the terms of this Agreement.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.

Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Stockholders' Agreement" shall mean the Agreement dated as of [    ],
1998, among the Parent, Apollo, Bastion, Station Holdings, Liberty and SPE, as in effect on such date.

     "Subordinated Indebtedness" shall mean Indebtedness of the Parent or the Borrower that is not by its terms required to be repaid, prepaid, redeemed, purchased or defeased prior to the Tranche B Maturity Date and that is subordinated to the obligations of the Parent or the Borrower, as the case may be, under the Loan Document on terms at least as favorable to the Lenders as those set forth in Exhibit K hereto.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean subsidiary of the Parent.

     "Subsidiary Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit D, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

     "Subsidiary Guarantors" shall mean each person listed on Schedule 1.01 and each other person that becomes party to the Subsidiary Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TCI" shall mean Tele-Communications, Inc., a Delaware corporation, and its successors.

     "Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

     "Term Loan Commitments" shall mean the Tranche A Commitments and the Tranche B Commitments.

     "Term Loan Repayment Dates" shall mean the Tranche A Term Loan Repayment Dates and the Tranche B Term Loan Repayment Dates as set forth in Section 2.11(a).

     "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

     "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

     "Tranche A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans as set forth on Schedule
2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable, as the same may be (a) reduced on the Closing Date pursuant to Section 2.01(b), (b) reduced from time to time pursuant to Section 2.09 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

     "Tranche A Lender" shall mean a Lender with a Tranche A Commitment or with outstanding Tranche A Term Loans.

     "Tranche A Maturity Date" shall mean the seventh anniversary of the last day of the calendar quarter in which the Closing Date occurs.

     "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

     "Tranche A Term Loan Repayment Date" shall mean (a) if the Closing Date occurs on or before September 30, 1998, each of the 24 consecutive calendar quarter end dates commencing with December 31, 1999 (or, if any such day shall not be a Business Day, the next preceding Business Day) and (b) if the Closing Date occurs after September 30, 1998, each of the 24 consecutive calendar quarter end dates commencing with March 31, 2000 (or, if any such day shall not be a Business Day, the next preceding Business Day).

     "Tranche A Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a)(i) of Section 2.01. Each Tranche A Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

     "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans as set forth on Schedule
2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.04.

     "Tranche B Lender" shall mean a Lender with a Tranche B Commitment or with outstanding Tranche B Term Loans.

     "Tranche B Maturity Date" shall mean the last day of the month that is six months after the eighth anniversary of the last day of the calendar quarter in which the Closing Date occurs.

     "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

     "Tranche B Term Loan Repayment Date" shall mean (a) if the Closing Date occurs on or before September 30, 1998, each of the 30 consecutive calendar quarter end dates commencing with December 31, 1999 (or, if any such day shall not be a Business Day, the next preceding Business Day) and (b) if the Closing Date occurs after September 30, 1998, each of the 30 consecutive calendar quarter end dates commencing with March 31, 2000 (or, if any such day shall not be a Business Day, the next preceding Business Day).

     "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a)(ii) of Section 2.01. Each Tranche B Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

     "Transactions" shall mean the execution, delivery and performance by each Loan Party of each of the Loan Documents, the Closing Date Transactions and the Borrowings and issuances of Letters of Credit hereunder after the Closing Date.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

     "Wholly Owned Subsidiary" shall mean a Subsidiary of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, directly or indirectly, by the Borrower or one or more wholly owned subsidiaries of the Borrower.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.


     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTICLE II

                                  The Credits


     SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make a Tranche A Term Loan to the Borrower on the Closing Date in a principal amount equal to its Tranche A Commitment, (ii) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount equal to its Tranche B Commitment and (iii) to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (x) such Lender's Revolving Credit Exposure exceeding
(y) such Lender's Revolving Credit Commitment. Within the limits set forth in clause (iii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

          (b) In the event that the Parent issues the Senior Discount Notes on or before the Closing Date for gross cash proceeds (before deduction of any underwriting fees) in excess of $100,000,000, the aggregate amount of the Tranche A Commitments shall be reduced (but not below zero) on the Closing Date, or the amount of Revolving Loans funded on the Closing Date shall be reduced (without reduction of the Revolving Credit Commitments ), in either case by such amount in excess of $100,000,000, as the Borrower shall elect by written notice to the Administrative Agent given not later than 12:00 (noon) New York City time two Business Days prior to the Closing Date. Reductions in the Tranche A Commitments of the Lenders pursuant to this Section 2.01(b) shall be allocated among the Lenders in accordance with Section 2.09(e).

     SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to paragraph (f) below, the Loans comprising any Borrowing shall be in an aggregate principal amount that is
(i) an integral multiple of $1,000,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Loans made pursuant to paragraph (f) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall promptly transfer the amounts so received to an account in the name of the Borrower designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). Without limiting the rights of the Borrower against such Lender, if such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and any amounts theretofore repaid by the Borrower pursuant to this paragraph shall be promptly returned to the Borrower.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

     (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) in respect of any L/C Disbursement within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the amount of such L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such amount and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section
2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Revolving Credit Borrowing, and, subject to the third sentence of Section 2.02(b), whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date and (ii) the principal amount of each Term Loan of such Lender as provided in Section 2.11.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

     (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. Fees. The Borrower agrees to pay to each Lender, through the Administrative Agent, (a) on the Closing Date (i) a commitment fee (the "Ticking Fee") equal to .50% of the amount of the Commitment of such Lender commencing to accrue on July 1, 1998 and ceasing to accrue on the Closing Date. All Ticking Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days; provided, that no Ticking Fee shall be due or payable if the Closing Date does not occur, and (b) on each calendar quarter end date commencing with the first such date after the Closing Date (or, if any such day shall not be a Business Day, the next preceding Business Day), and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein (each such day being called a "Fee Payment Date"), a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein; provided, that no Commitment Fee shall be due or payable if the Closing Date does not occur.

     (b) The Borrower agrees to pay to the Arrangers and to the Administrative Agent, for their own accounts, the fees separately agreed upon by the Borrower, the Arrangers and the Administrative Agent (the "Arranger and Agent Fees").

     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on each Fee Payment Date, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank, (A) on each Fee Payment Date and on the date on which the Letter of Credit Commitment shall be terminated as provided herein and no Letters of Credit shall be outstanding, a fronting fee of .25% per annum on the undrawn face amount of each outstanding Letter of Credit, and (B) issuance and drawing fees specified from time to time by the Issuing Bank (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable.

     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus (x) in the case of Revolving Loans and Tranche A Term Loans, the Applicable Percentage in effect from time to time and (y) in the case of Tranche B Term Loans, 1.125%.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (x) in the case of Revolving Loans and Tranche A Term Loans, the Applicable Percentage in effect from time to time and (y) in the case of Tranche B Term Loans, 2.125%.

     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2% per annum and (b) in all other cases, at the rate per annum applicable at such time to ABR Loans plus 2% per annum.

     SECTION 2.08. Alternate Rate of Interest. In the event and on each occasion that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments and the L/C Commitment shall automatically terminate at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on October 31, 1998, if the initial Credit Event shall not have occurred by such time.

     (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A

Commitments, the Tranche B Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Tranche A Commitments, the Tranche B Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of (A) the Aggregate Revolving Credit Exposure at the time and
(B) any portion of the Total Revolving Credit Commitment at the time being held available to fund the purchase of additional assets, as contemplated by the definition of "Asset Sale" in Article I, or to pay the principal of and premium and interest on the Company's Senior Notes due 2006, as contemplated by Section 4.02(j).

     (c) On each Revolving Credit Reduction Date the Revolving Credit Commitments shall be permanently reduced by such amount as shall be necessary in order that the Total Revolving Credit Commitment will not exceed the amount set forth below opposite such date:

              Date               Amount
              ----               ------
          December 31, 2001    $142,500,000
          December 31, 2002    $127,500,000
          December 31, 2003    $112,500,000
          December 31, 2004    $ 90,000,000

     (d) The Revolving Credit Commitments shall be automatically and permanently reduced by the amount of any prepayment of the Revolving Loans pursuant to paragraph (b), (c) or (e) of Section 2.13.

     (e) Each reduction in the Tranche A Commitments, the Tranche B Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the accounts of the Revolving Credit Lenders, on the date of each termination or reduction, the Commitment Fees due on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

         (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

        (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

         (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

         (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

        (vii) no Interest Period may be selected for any Tranche A Term Borrowing or Tranche B Term Borrowing that is a Eurodollar Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Tranche A Term Borrowings or Tranche B Term Borrowings, as the case may be, that are Eurodollar Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the Tranche A Term Borrowings or Tranche B Term Borrowings, as the case may be, that are ABR Borrowings would not be at least equal to the principal amount of Tranche A Term Borrowings or Tranche B Term Borrowings to be paid on such Term Loan Repayment Date; and

       (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

     SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the accounts of the Lenders, on each Tranche A Term Loan Repayment Date, a principal amount of the Tranche A Term Loans equal to the percentage of the Tranche A Term Loans made on the Closing Date set forth below opposite the number corresponding to such Tranche A Term Loan Repayment Date (subject to adjustment from time to time pursuant to Sections 2.12 and 2.13(f)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                Tranche A Term Loan   Percentage
                -------------------   ----------
                  Repayment Date
                  --------------
                        1-4             2.500
                        5-8             3.125
                       9-12             3.750
                       13-16            4.375
                       17-20            5.000
                       21-24            6.250

In the event that the Tranche A Term Loans made on the Closing Date shall be less than the aggregate Tranche A Commitments, the installments payable on each Tranche A Term Loan Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

     (ii) The Borrower shall pay to the Administrative Agent, for the accounts of the Lenders, on each Tranche B Term Loan Repayment Date, a principal amount of the Tranche B Term Loans equal to the percentage of the Tranche B Term Loans made on the Closing Date set forth below opposite the number corresponding to such Tranche B Term Loan Repayment Date (subject to adjustment from time to time pursuant to Sections 2.12 and 2.13(f)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                     Tranche B Term Loan   Percentage
                     -------------------   ----------
                       Repayment Date
                       --------------
                           1-29                0.25
                            30                92.75

     (b) To the extent not previously paid, all Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Tranche A Maturity Date and Tranche B Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

     (c)  All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

     SECTION 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 12:00 noon, New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

     (b) Optional prepayments of Term Borrowings shall be allocated pro rata between the then-outstanding Tranche A Term Borrowings and Tranche B Term Borrowings and applied against the remaining scheduled installments of principal due in respect of the Tranche A Term Borrowings and Tranche B Term Borrowings under Sections 2.11(a)(i) and (ii), respectively, in the inverse order of maturity.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all the outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Total Revolving Credit Commitment after giving effect to such reduction or termination would be less than the sum of (A) the Aggregate Revolving Credit Exposure at the time and (B) any portion of the Total Revolving Credit Commitment at the time being held available to fund the purchase of additional assets, as contemplated by the definition of "Asset Sale" in Article I, or to pay the principal of and premium and interest on the Company's Senior Notes due 2006, as contemplated by
Section 4.02(j), then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such deficiency.

     (b) As promptly as practicable and in any event not later than the fifth Business Day following the completion of any Asset Sale with respect to which the Borrower has not by 1:00 p.m., New York City time, on such fifth Business Day given the Administrative Agent written advice that it intends to use the Net Cash Proceeds of such Asset Sale to purchase additional assets to be used in the business of the Borrower and its subsidiaries, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans and, if the Term Loans shall have been paid in full, to prepay Revolving Credit Loans. As promptly as practicable and in any event not later than the Business Day following the date on which any Net Cash Proceeds are deemed for purposes of this paragraph to constitute Net Cash Proceeds of an Asset Sale pursuant to clause (z) of the definition of "Asset Sale", the Borrower shall apply such Net Cash Proceeds to prepay outstanding Term Loans and, if the Term Loans shall have been repaid in full, to prepay Revolving Credit Loans.

     (c) As promptly as practicable and in any event not later than the third Business Day following the receipt of Net Cash Proceeds from any Equity Issuance, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds (or, if less, the amount by which the aggregate Net Cash Proceeds of such Equity Issuance and all prior Equity Issuances after the date hereof exceeds $50,000,000) to prepay outstanding Term Loans and, if the Term Loans shall have been paid in full, to prepay Revolving Credit Loans.

     (d) Not later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1999, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.03(a), the Borrower shall prepay outstanding Term Loans in an aggregate principal amount equal to (A) if the Consolidated Leverage Ratio at the end of the applicable fiscal year shall have been greater than or equal to 5.00 to 1.00, 75% of Excess Cash Flow for such fiscal year and (B) if the Consolidated Leverage Ratio at the end of the applicable fiscal year shall have been less than 5.00 to 1.00, 50% of Excess Cash Flow for such fiscal year, in either case minus $5,000,000.

     (e) In the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds from the incurrence or disposition of any Indebtedness permitted under clause (h) of Section 6.01 (other than (i) Indebtedness permitted under such clause (h) in an aggregate principal amount not to exceed $25,000,000, and (ii) other Indebtedness permitted under such clause (h) the Net Cash Proceeds of which are promptly applied to finance acquisitions permitted under Section 6.04(h); provided, that no Event of Default has occurred and is continuing at the time the Net Cash Proceeds of any such Indebtedness referred to in this parenthetical are received), the Borrower shall, as promptly as practicable and in any event not later than the third Business Day following the receipt of such Net Cash Proceeds, apply an amount equal to (A) if the Consolidated Leverage Ratio at the most recent fiscal quarter end, adjusted to give effect to such Indebtedness as if it had been outstanding at such fiscal quarter end, shall be greater than or equal to 5.00 to 1.00, 100% of such Net Cash Proceeds, or (B) if the Consolidated Leverage Ratio at the most recent fiscal quarter end, as so adjusted, shall be less than 5.00 to 1.00, 50% of such Net Cash Proceeds, to prepay outstanding Term Loans and, if the Term Loans shall have been paid in full, to prepay Revolving Credit Loans.

     (f) Mandatory prepayments of Term Loans shall, subject to paragraph (i) below, be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans and applied against the remaining scheduled installments of principal due in respect of Tranche A Term Loans or Tranche B Term Loans under Section 2.11(a)(i) and (ii), respectively, in the inverse order of maturity.

     (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. All prepayments under this
Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

     (h) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied first to reduce outstanding ABR Term Loans or ABR Revolving Loans, as the case may be, and then to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be. In the event the amount of any prepayment required to be made pursuant to this Section shall exceed the aggregate principal amount of the ABR Tranche A Term Loans, ABR Tranche B Term Loans or ABR Revolving Loans, as the case may be, outstanding (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans of the applicable class and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the ends of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Collateral Agent in Permitted Investments maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay Eurodollar Loans; any interest earned on such Permitted Investments will be for the account of the Borrower, and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Permitted Investment to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

     (i) Any Tranche B Lender may elect, by notice to the Administrative Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one Business Day prior to any prepayment of Tranche B Term Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to waive all or a portion of such prepayment. Any prepayment so waived will be applied instead (i) to prepay Tranche A Term Loans to the extent Tranche A Term Loans in a sufficient amount are outstanding, and (ii) otherwise, to prepay Revolving Loans (without reducing the Revolving Credit Commitments).

     SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or applicable lending office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing

Bank's holding company with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b), together with supporting documentation or computations, above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or, for such duration, be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

         (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor (including by reason of any assignment pursuant to Section 2.21), (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16, together with supporting documentation or computations, shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 2.17. Pro Rata Treatment. Except as required under Sections 2.13 and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans), and the Borrower and each Lender agrees to take all such actions as shall be necessary to give effect to such requirement. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law, or by any other means, obtain payment, voluntary or involuntary, in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and L/C Exposure, as the case may be, of such other Lender, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure and participations in Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and L/C Exposure held by all the Lenders; provided, however, that (i) if any such participations are purchased pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such participations shall be rescinded to the extent of such recovery and the purchase price restored without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any of the Subsidiaries or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason of such participation as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) payments pursuant to Sections 2.14, 2.16, 2.20 and 10.05 or pursuant to other Loan Documents, which shall be made directly to the persons entitled thereto) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York 10010, or as otherwise directed.

     (b) The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the
                                       ---------------
Borrower (with a copy to the Administrative Agent) two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement or any other Loan Document. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

     SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to
Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee designated by the Borrower that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) such assignment will result in a reduction in the claim for compensation under Section 2.14 or in the withdrawal of the notice under Section
2.15 or in the reduction of payments under Section 2.20, as the case may be, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.20); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under
Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

     (b)  If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any amount to any Lender, the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.22. Letters of Credit. (a) General. The Borrower may request the issuance of Letters of Credit for its own account, at any time and from time to time while the Revolving Credit Commitments remain in effect, to support obligations (other than trade payables) incurred by the Borrower and the Subsidiaries in the ordinary course of their businesses. Each Letter of Credit will be in a form reasonably acceptable to the Administrative Agent and the Issuing Bank. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) Notice of Issuance; Certain Conditions. In order to request the issuance of a Letter of Credit, the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance) a notice requesting the issuance of a Letter of Credit and setting forth the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued only if, and upon issuance of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance (A) the L/C Exposure shall not exceed $25,000,000 and
(B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby irrevocably, absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is irrevocable, absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C

Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

     (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act, or omission to act, or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, and make payment under such Letter of Credit, unless, in the Issuing Bank's judgment, it has received information that proves any such documents to be forged or fraudulent; provided that the Issuing Bank shall not be liable in any respect for any error made as a result of, or damages resulting from, the exercise of its judgment with regard to any such documents if such judgment is made in good faith. The parties hereto expressly agree that (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in substantial compliance with the terms of a Letter of Credit, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.


                                  ARTICLE III

                        Representations and Warranties


     Each of the Parent and the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each of the Lenders that:

     SECTION 3.01. Organization; Powers. The Parent, the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and all requisite licenses and permits from the FCC and other Governmental Authorities, to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except, as set forth on Schedule 3.01, where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any material provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Parent, the Borrower or any of the Subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any indenture, or any material agreement or other instrument, to which the Parent, the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Parent, the Borrower or any of the Subsidiaries (other than any Lien created hereunder or under the Security Documents). Schedule 3.02 discloses certain agreements which, if not for the consummation of the Transactions, would be violated.

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Parent and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of the Parent or the Borrower or such Loan Party enforceable against the Parent or the Borrower or such Loan Party in accordance with its terms subject to the limitations set forth on Schedule 3.03.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements (including filings under the Uniform Commercial Code as adopted in the Commonwealth of Puerto
Rico) and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) such as have been or will at the Closing Date have been made or obtained and are or will at the Closing Date be in full force and effect, (c) such as may be required pursuant to any bank regulatory or other requirement applicable to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates and (d) such as by their nature are to be made on or after the Closing Date and the failure to make or complete which prior to the Closing Date will not have a material adverse impact on the Closing Date Transactions or on the rights or interests of the Lenders.

     SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders (i) consolidated and consolidating balance sheets and statements of operations and consolidated statements of cash flow and stockholders' equity of the Company (A) as of the end of and for each fiscal year in the three-fiscal year period ended December 31, 1997, audited, in the case of such consolidated financial statements, by Deloitte & Touche LLP, independent public accountants and (B) as of the end of and for the fiscal quarter ended March 31, 1998 and the corresponding quarter of the immediately preceding fiscal year, certified by a Financial Officer of the Company. Such financial statements present fairly the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheets and statements of operations as of the end of and for the fiscal year ended December 31, 1997, and as of the fiscal quarter ended and for the twelve months ended March 31, 1998, prepared giving effect to the Closing Date Transactions as if they had occurred on each such date and at the beginning of each such period. Both the financial statements referred to in the first sentence of this Section 3.05(b) and the Pro Forma Financial Information have been prepared in good faith by the Borrower, based on the best
information available to the Borrower as of the date of delivery thereof .   The
Pro Forma Financial Information , subject to the assumptions set forth therein (which assumptions are believed by the Borrower to be reasonable), accurately reflects all adjustments required to be made to give effect to the Closing Date Transactions and presents fairly on a pro forma basis the estimated consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of the dates and for the periods set forth therein, assuming that the Closing Date Transactions had actually occurred at such dates and at the beginnings of such periods.

     SECTION 3.06. No Material Adverse Change. Since the date of the most recent financial statements referred to in Section 3.05, except as set forth on
Schedule 3.06, there has occurred or become known no event, condition or change in or affecting the Parent and the Subsidiaries or the Company and its subsidiaries that, individually or in the aggregate with other such events, conditions or changes, has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07. Title to Properties; Possession Under Leases. (a) Except as set forth on Schedule 3.07, the Parent, the Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including the Collateral), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

     (b) Except as set forth in Schedule 3.07, (i) each of the Parent, the Borrower and each Subsidiary has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect and (ii) each of the Parent, the Borrower and each Subsidiary enjoys peaceful and undisturbed possession under all such material leases to which it is a party.

     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date, after giving effect to the Merger, a list of all Subsidiaries and the ownership interest of the Parent, the Borrower and each other Subsidiary therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the persons indicated on such Schedule, free and clear of all Liens.

     SECTION 3.09. Litigation; Compliance with Laws. (a)  Except as set forth on
Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Parent or the Borrower, threatened against the Parent, the Borrower or any of the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Closing Date Transactions,
(ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (iii) that could materially and adversely effect the ability of the Loan Parties to fully and timely perform their respective obligations under the Loan Documents or the other documents executed in connection with the Transactions or the ability of the parties to consummate the Transactions or (iv) that have or would have, individually or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions.

     (b) The Parent, the Borrower and each Subsidiary is in compliance with all laws, regulations, consent decrees and orders of any Governmental Authority applicable to it (including, without limitation, the Federal Communications Act and the regulations thereunder, employee health and safety laws and Environmental Laws) or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.10. Agreements. None of the Parent, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other material agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) None of the Parent, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Parent, the Borrower or any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

     SECTION 3.14. Tax Returns. Each of the Parent, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign income tax returns and all other material Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Parent, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves. Schedule 3.14 discloses an audit of the Company's tax returns currently being conducted by the Internal Revenue Service.

     SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other written or formally presented information, report, financial statement, exhibit, schedule or document furnished by or on behalf of the Parent, the Borrower or the Sponsors to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, in each case as updated from time to time, contained, contains or will contain at the time it was or is so furnished any material misstatement of fact or omitted, omits or will omit at such time to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit, schedule or document was based upon or constituted a forecast or projection, the Parent and the Borrower represent only that they and the Sponsors acted in good faith and utilized what such persons believed to be reasonable assumptions at the time it was prepared and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     SECTION 3.16. Employee Benefit Plans. Each of the Parent, the Borrower and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Parent, the Borrower or any of their ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans.

     SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17, to the knowledge of the Borrower, the Parent and the Subsidiaries:

     (a) The properties owned, leased or operated by the Parent, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could result in a Material Adverse Effect;

     (b) The Properties and all operations of the Parent, the Borrower and the Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

     (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Parent, the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could result in a Material Adverse Effect;

     (d) None of the Parent, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Parent, the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Parent, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor do the Parent, the Borrower or the Subsidiaries have reason to believe that any such Environmental Claim is being threatened; and

     (e) Hazardous Materials have not been transported from the Properties, and have not been generated, treated, stored or disposed of at, on or under any of the Properties, in any case in a manner that could give rise to liability under any Environmental Law, nor have the Parent, the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Parent, the Borrower or the Subsidiaries as of the date hereof and, as updated to the Closing Date, as of the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Parent, the Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement), and when the Collateral is delivered to the Collateral Agent the Pledge Agreement will constitute a fully perfected first priority Lien on and security interest in all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

     (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), and when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement will constitute a fully perfected (to the extent perfection may be achieved by filings of financing statements or similar filings in public offices) Lien on and security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by
Section 6.02.

     (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement will constitute a fully perfected (to the extent perfection may be achieved by filing in such offices) Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

     (d) On the Closing Date, after giving effect to the Closing Date Transactions, and at all times thereafter, the Collateral Requirement and the Guarantee Requirement will have been satisfied.

     (e) The foregoing provisions of this Section 3.19 are qualified in their entirety by this Section 3.19(e). An amendment to the certificate of incorporation (the "Charter Amendment") of the Puerto Rican Subsidiary was filed with the State Department of the Commonwealth of Puerto Rico on July 9, 1998 (the "Filing Date"). Once the Charter Amendment has been processed by the State Department of the Commonwealth of Puerto Rico it will be effective as of the Filing Date. The Puerto Rican Subsidiary has issued, and the Borrower has pledged to the Collateral Agent pursuant to the Pledge Agreement, sixty-five percent (65%) of the voting shares of the Puerto Rican Subsidiary and one hundred percent (100%) of the non-voting shares of the Puerto Rican Subsidiary under the Charter Amendment. Upon the processing of the Charter Amendment by the State Department of the Commonwealth of Puerto Rico this Section 3.19(e) shall be of no effect and the representations and warranties of the Parent and the Borrower with respect to shares in the Puerto Rican Subsidiary shall be as set forth in the remainder of Section 3.19.

     SECTION 3.20. Intellectual Property. The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes ("Intellectual Property")
                                                 ---------------------
necessary for the conduct of its business as currently conducted, except for those the failure to own or be licensed to use which could not reasonably be expected to result in a Material Adverse Effect. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of, and no Intellectual Property of the Borrower or any of its Subsidiaries is being infringed upon by, any Person, and no claim is pending or threatened challenging the use or the validity of any

Intellectual Property of the Borrower or any Subsidiary, except for infringements and claims that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.21. Station Licenses. Schedule 3.21 accurately and completely lists as of the date hereof (after giving effect to the Closing Date Transactions), for each Station, all Station Licenses held by the Borrower or any of its subsidiaries, or under which the Borrower or any of its subsidiaries has the right to operate such Station. As of the Closing Date, the Station Licenses listed on Schedule 3.21 with respect to any Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Station, and the conduct of the business of the Borrower and its subsidiaries with respect to such Station, as currently conducted or proposed to be conducted. The Station Licenses listed on
Schedule 3.21(except the Station License owned by the Chicago Subsidiary) (a) in the case of Station Licenses marked with an asterisk on Schedule 3.21, as of the Closing Date and (b) in the case of Station Licenses not so marked on Schedule 3.21, as of the 90th day after the Closing Date will be issued in the name of, or validly assigned to the License Subsidiary for the Station being operated under authority of such Station Licenses and validly issued and in full force and effect, and the Borrower and its subsidiaries will have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder, and, except as described in
Schedule 3.21 hereto, all consents to the transfer of control of the principal broadcasting licenses and any other material Station Licenses in connection with the Closing Date Transactions shall have been granted by the FCC; provided that such consents will not be required to have become final orders.

     SECTION 3.22. Labor Matters Except as set forth on Schedule 3.22, as of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Parent, the Borrower or any of the Subsidiaries pending or, to the knowledge of the Parent or the Borrower, threatened. Except for violations that could not in the aggregate reasonably be expected to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Parent, the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from the Parent, the Borrower or any of the Subsidiaries, or for which any claim may be made against the Parent, the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent, the Borrower or the applicable Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent, the Borrower or any of the Subsidiaries is bound.

     SECTION 3.23. Solvency. Immediately after the consummation of the Closing Date Transactions, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay its probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

     SECTION 3.24. Merger Agreement. To the best knowledge of the Parent and the Borrower, the representations and warranties of the Parent, the Borrower and the Company set forth in the Merger Agreement are true and correct in all material respects.

     SECTION 3.25. Year 2000. The Parent, the Borrower and the Subsidiaries have (i) developed plans, utilizing internal resources, to ensure that their information systems are capable of properly utilizing dates beyond December 31, 1999 (the "Year 2000" issue), (ii) upgraded or replaced many of their accounting and traffic systems, including the conversion to new software which is Year 2000 compliant and (iii) evaluated their other principal computer systems and determined that they are substantially Year 2000 compliant. The Parent, the Borrower and the Subsidiaries are also seeking to work with their relevant customers, suppliers and other service providers to ensure that their systems are Year 2000 compliant. Based upon the information available to it, the Borrower does not believe that the consequences to it and its subsidiaries of the Year 2000 issue will result in a Default or a Material Adverse Effect.


                                  ARTICLE IV

                             Conditions of Lending


     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance of a Letter of Credit (each such event being called a "Credit Event"):

     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.22(b).

     (b) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the satisfaction of the conditions set forth in paragraphs (b) and (c) of this Section 4.01. In the case of the Credit Events occurring on the Closing Date, the conditions set forth in paragraphs (b) and (c) of this Section 4.01 shall be construed as giving effect to the Merger and the other Closing Date Transactions.

     SECTION 4.02. Initial Credit Event.  On the Closing Date:

          (a) The Arrangers and the Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, favorable written opinions of (i) Osvaldo F. Torres, Esq., General Counsel of the Borrower, substantially to the effect set forth in Exhibit H-1, (ii) Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for the Parent and the Borrower, substantially to the effect set forth in Exhibit H-2, (iii) McConnell Valdes, Puerto Rican counsel for the Parent and the Borrower, substantially to the effect set forth in Exhibit H-3 and (iv) Latham & Watkins, special counsel for the Borrower, substantially to the effect set forth in Exhibit H-4, in each case dated the Closing Date, addressed to the Administrative Agent, the Lenders and the Issuing Bank, and covering such other matters relating to the Loan Documents and the Transactions as the Arrangers and the Administrative Agent shall reasonably request, and the Parent and the Borrower hereby request such counsel to deliver such opinion.

          (b) The Arrangers and the Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or comparable official of the state or other jurisdiction of its organization, and, except with respect to jurisdictions that do not issue such certificates for persons organized in the manner of such Loan Party, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or other official; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certified copy thereof furnished pursuant to clause
     (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Arrangers or the Administrative Agent, may reasonably request.

          (c) The Arrangers and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (d) The Arrangers and the Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (e) The Parent Equity Contribution shall have been or shall simultaneously be completed; the issued and outstanding Equity Interests of the Parent shall consist only of common stock of a single class and, if the Sponsors shall so determine, Rights with respect thereto; Apollo and Bastion taken together shall own, directly or indirectly, 50.1% of such common stock (taking into account all Rights on a fully diluted basis), and Liberty and SPE taken together shall own, directly or indirectly, 49.9% of such common stock (taking into account all Rights on a fully diluted basis); and no other person shall own any of such common stock or any Rights with respect thereto.

          (f) The Senior Discount Note Sale shall have been or shall substantially simultaneously be completed.

          (g) The Borrower Equity Contribution shall have been or shall substantially simultaneously be completed.

          (h) The Merger shall have been, or substantially simultaneously with the initial Credit Event shall be, consummated in accordance with the Merger Agreement and applicable law, without any amendment to or waiver of any material terms or conditions of the Merger Agreement not approved by the Lenders. The Lenders and the Issuing Bank shall have received executed copies of the Merger Agreement and all certificates, opinions and other documents delivered in connection therewith, all certified by a Financial Officer as complete and correct.

          (i) The Network Sale shall have been or shall substantially simultaneously be completed and the Borrower and the Network Company shall have entered into the Network Affiliation Agreement.

          (j) The Refinancing shall have been or shall substantially simultaneously be completed; provided that an aggregate principal amount of the Company's Senior Notes due 2006 acceptable to the Required Lenders may remain outstanding if (i) the Company or the Borrower shall have made a tender offer for the purchase of such Notes but such Notes shall not have been tendered by the holders thereof for purchase by the Company or the Borrower, (ii) the indenture under which such Notes are outstanding shall have been amended as contemplated in the Offer to Purchase, and (iii) either (A) sufficient cash (which may represent the proceeds of Revolving Loans made hereunder) shall have been or shall simultaneously with the initial borrowings hereunder be deposited with the trustee for such Notes, in accordance with the terms of such indenture, to defease all obligations of the Company to pay the principal thereof and premium and interest thereon when and as due or (B) the Borrower shall have given irrevocable instructions to the Administrative Agent that an amount of the Total Revolving Credit Commitment sufficient to pay the principal of and premium and interest on such Notes when and as due shall be restricted and made available to the Borrower (subject to the conditions set forth in this Article IV) solely for the purpose of discharging such principal, premium and interest (and the Borrower shall be deemed to have given such instructions if, at the time of the initial borrowings hereunder, such Notes shall not be defeased as contemplated in the preceding clause (A)).

          (k) Subject only to the processing by the State Department of the Commonwealth of Puerto Rico of the Charter Amendment (as defined in Section 3.19(e)) of the Puerto Rican Subsidiary, the Collateral Requirement shall be satisfied, and the capitalization of the Puerto Rican Subsidiary shall have been restructured so that substantially all the economic interest therein is represented by the non-voting capital stock thereof. The Collateral Agent shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower demonstrating compliance with Regulation U of the Board.

          (l) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to accounts receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to clause (b) of the definition of "Collateral Requirement", together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

          (m) The Collateral Agent shall have received a Perfection Certificate dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

          (n)  The Guarantee Requirement shall be satisfied.

          (o) All requisite Governmental Authorities (including the FCC and any antitrust or banking authorities) and third parties shall have approved or consented to the Transactions to the extent required, in each case to the extent failure to obtain such approvals or consents could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and there shall be no action by any Governmental Authority, actual or threatened, that has a reasonable likelihood of materially restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby (it being understood that FCC approval shall be deemed to have been obtained upon receipt of an initial favorable ruling from the FCC unless the Arrangers in good faith believe that it is reasonably uncertain that such initial ruling will become final and nonappealable).

          (p) The Arrangers and the Administrative Agent shall have received an opinion (and related going-concern valuation) reasonably satisfactory in all respects to the Arrangers from

     Houlihan Lokey Howard & Zukin Inc. as to the solvency of the Parent and the Subsidiaries on a consolidated basis after giving effect to the Closing Date Transactions.

          (q) The Arrangers and the Administrative Agent shall have received pro forma computations satisfactory to them indicating that the Consolidated Leverage Ratio at the end of the most recently ended period of four fiscal quarters prior to the Closing Date for which financial statements are available, giving pro forma effect to the Closing Date Transactions as if they had occurred at the beginning of such period (and reflecting such adjustments resulting from the Network Sale and the Network Affiliation Agreement as shall have been reflected in the Pro Forma Financial Information), shall have been not greater than 7.0 to 1.0.

          (r) The Arrangers shall be satisfied that, after giving effect to the Closing Date Transactions, the Borrower will have not less than $25,000,000 (subject to reduction by the amount of any outstanding principal balance under the Existing Credit Facility on the Closing Date) of available Revolving Credit Commitments to provide for its working capital needs.

          (s) The terms on which the Closing Date Transactions shall have been completed and the capitalization (including Indebtedness) of the Parent and the Borrower after giving effect to the Closing Date Transactions shall be consistent in all material respects with the pro forma financial statements and projections provided to the Lenders prior to the date hereof (including all updates of such projections provided to the Lenders prior to the date hereof), giving effect to the assumptions on which such projections are based.


                                   ARTICLE V

                             Affirmative Covenants

     Each of the Borrower and the Parent covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties, Insurance. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses (including FCC licenses), permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; and maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION 5.02. Obligations and Taxes. Pay its material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that (a) such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and
(b) in the event the Borrower shall fail to make any payment required to be made by it under this Section solely as a result of the blockage by the Collateral Agent pursuant to Section 5(b) of the Pledge Agreement of dividends that would otherwise have been paid by Subsidiaries, no further Event of Default shall result from such failure.

     SECTION 5.03. Financial Statements, Reports, etc. In the case of the Parent and the Borrower, furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, consolidated balance sheets and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Parent and the Borrower and their consolidated subsidiaries as of the close of such fiscal year and the results of their operations and the operations of such subsidiaries during such year and (with the exception of fiscal years prior to 1999) the immediately preceding year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Parent and the Borrower and their consolidated subsidiaries on a consolidated basis in accordance with GAAP;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, consolidated balance sheets and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Parent and the Borrower and their consolidated subsidiaries as of the close of such fiscal quarter and the results of their operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year and during the corresponding periods in the immediately preceding fiscal year (with the exception of fiscal years prior to 1999), all certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Parent and the Borrower and their consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

          (c) within 60 days after the end of each fiscal quarter of each fiscal year, a management report in form satisfactory to the Administrative Agent setting forth the consolidating revenues of the Parent and the Borrower and their consolidated subsidiaries for such quarter, the operating income before depreciation and amortization for each Station during such quarter and a summary report of the most recent Nielsen ratings available for such Stations;

          (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations and, when furnished by a Financial Officer, may be qualified as being to the knowledge of such Financial Officer) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained in
     Article VI;

          (e) concurrently with each delivery of financial statements under paragraph (a) above, beginning with the financial statements for the fiscal year ending December 31, 1999, a certificate of a Financial Officer in form and detail satisfactory to the Administrative Agent setting forth a calculation of Excess Cash Flow for the fiscal year to which such statements relate;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any of the Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

          (g) promptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by the Parent or any of the Subsidiaries, if such reports indicate any material adverse change in the business, operations or financial condition of the Parent or any of the Subsidiaries or if copies thereof are requested by any Lender or the Administrative Agent, and copies of any and all material notices and other material communications from the FCC or from any other Federal, state or local Governmental Authority with respect to the Parent or any of the Subsidiaries or any Station; and

          (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.04. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Parent, the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the loss, suspension or material impairment of any FCC license that is a full power station license or low power station license, or any other material license, approval, certification or authorization granted by any Governmental Authority; and

          (d) any other development that in the judgment of the Borrower is materially likely to result in a Material Adverse Effect.

     SECTION 5.05. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred could reasonably be expected to result in liability of the Parent, the Borrower and/or the Subsidiaries in an aggregate amount exceeding $5,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

     SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities.

Subject to the provisions of Section 10.16, each Loan Party will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Parent, the Borrower or any of the Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Parent, the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor.

     SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

     SECTION 5.08. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of the Parent, the Borrower or any of the Subsidiaries shall be required to undertake any compliance or Remedial Action, nor shall the failure to undertake any such compliance or Remedial Action constitute a Default, to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     SECTION 5.09. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to cause the Guarantee Requirement and the Collateral Requirement to be satisfied at all times.

     (b) From time to time, at the request of the Administrative Agent or the Required Lenders, take all such actions as the Collateral Agent shall reasonably specify (taking into account all relevant factors, including the potential tax consequences of any proposed action) to create and perfect Liens on any properties or assets of the Parent, the Borrower or the Subsidiaries (other than the Chicago Subsidiary and the Puerto Rican Subsidiary) that have substantial value and are not subject to the Liens created by the Security Documents to secure the Obligations.

     SECTION 5.10. Hedging Arrangements. The Borrower will enter into, not later than the 45th day following the Closing Date, and will thereafter maintain in effect for a period of not less than two years, one or more Hedging Agreements on customary terms the effect of which is to limit the weighted average effective interest rate applicable to 50% of the initial principal amount of the Term Loans to a rate not greater than 10% per annum.



                                  ARTICLE VI

                              Negative Covenants

     Each of the Borrower and the Parent covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn

                                                                              53
thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.01;

          (b) Indebtedness created hereunder and under the other Loan Documents;

          (c) the Senior Discount Notes;

          (d) Indebtedness of the Borrower to any Wholly Owned Subsidiary and of any Wholly Owned Subsidiary (other than a License Subsidiary) to the Borrower or any other Wholly Owned Subsidiary;

          (e) Guarantees by the Borrower of the Indebtedness of any Wholly Owned Subsidiary;

          (f) Indebtedness consisting of obligations of Telemundo of Chicago, Inc. and Video 44 Acquisition Corp., Inc., each a Wholly Owned Subsidiary, existing on the date hereof under the Chicago Subsidiary Partnership Agreement;

          (g) Indebtedness of the Borrower or any of its subsidiaries (other than a License Subsidiary) consisting of (i) Capital Lease Obligations and
     (ii) purchase money obligations in respect of real property or equipment, in either case incurred in the ordinary course of business after the Closing Date, and extensions, renewals and replacements of such Capital Lease Obligations or purchase money obligations; provided that the aggregate principal amount of the Capital Lease Obligations, purchase money obligations and extensions, renewals and replacements thereof incurred pursuant to this clause (g) and outstanding at any time shall not exceed $15,000,000;

          (h) Subordinated Indebtedness of the Borrower or the Parent not prohibited by any other provision of this Agreement;

          (i) Indebtedness of the Borrower created under Hedging Agreements required under Section 5.10 or entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities;

          (j) obligations that constitute Indebtedness incurred, assumed or guaranteed in the ordinary course of business under any Local Marketing Agreement; provided, that the outstanding principal amount of any Indebtedness incurred, assumed or guaranteed by the Parent, the Borrower or any Subsidiary pursuant to any Local Marketing Agreement, together with the aggregate amount of investments referred to in Section 6.04(g), shall not exceed $10,000,000 at any time;

          (k) Indebtedness of any subsidiary of the Borrower that existed at the time such person became a subsidiary of the Borrower and that were not incurred in contemplation of the acquisition by the Borrower or a Subsidiary of such person;

          (l) Indebtedness in respect of bid, performance and surety bonds furnished by the Borrower and its subsidiaries in the ordinary course of business;

          (m) Extensions, renewals and replacements of Indebtedness permitted under clauses (a), (c), (f) and (k) above to the extent the principal amount of such Indebtedness is not increased, the weighted average life to maturity of such Indebtedness is not decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms not less favorable to the Lenders and the original obligors in respect of such Indebtedness remain the only obligors thereon; and

          (n) other unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $20,000,000.


     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect thereof, or assign or transfer any such income or revenues or rights in respect thereof except:

          (a) Liens on property or assets existing on the date hereof and set forth in Schedule 6.02, and renewals, extensions and replacements of such Liens; provided that such Liens and such extensions, renewals and replacements shall extend only to those assets to which they extend on the date hereof and shall secure only those obligations which they secure on the date hereof;

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of the Subsidiaries; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Parent, the Borrower or any of the Subsidiaries;

          (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.02;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.02;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower and the Subsidiaries;

          (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any of the Subsidiaries securing Indebtedness permitted under Section 6.01(g); provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Parent, the Borrower or any of the Subsidiaries;

          (j) Liens deemed to exist by virtue of the buyout provisions contained in Sections 6 and 7 of the Chicago Subsidiary Partnership Agreement;

          (k) the interests of lessors under Capital Leases permitted under
     Section 6.01; and

          (l) Liens inadvertently created by the Borrower or any Subsidiary attaching to assets, and securing obligations, that in the aggregate for all such assets and obligations are insignificant; provided that any such Lien is discharged with reasonable promptness after any Responsible Officer of the Borrower becomes aware of the same.

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement (other than facility and service sharing agreements entered into in connection with the Network Sale), directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) investments by the Parent and the Borrower existing on the date hereof and set forth on Schedule 6.04 or resulting from the Merger;

          (b) investments by the Borrower or any Subsidiary in, and loans and advances by the Borrower or any Subsidiary to, the Borrower or any Subsidiary;

          (c) investments in joint ventures formed by the Borrower or a Subsidiary and one or more other persons, including joint ventures formed to develop, own and operate towers, antennae and similar structures to be used in the businesses of the Borrower or a Subsidiary and such other persons; provided that the aggregate amount of all such investments existing at any time shall not exceed $20,000,000;

          (d) loans and advances to employees in an aggregate amount outstanding at any time not to exceed $1,000,000;

          (e) investments received in settlement of obligations owed to the Borrower or any Subsidiary in the ordinary course of business;

          (f) deferred purchase price receivables arising out of transactions entered into in the ordinary course of business by the Borrower or any Subsidiary;

          (g) investments in and loans to (i) persons with which the Borrower or one or more Subsidiaries have entered into, or have entered into an agreement giving them the right to enter into, Local Marketing Agreements and (ii) persons organized pursuant to any such Local Marketing Agreement; provided, that the aggregate amount of investments, loans and advances permitted to be made or to exist at any time under this clause (g), together with the aggregate amount of Indebtedness referred to in Section 6.01(j), shall not exceed $10,000,000;

          (h) investments by the Borrower and its subsidiaries in Equity Interests of persons that, upon the making of such investments, become Wholly Owned Subsidiaries; provided that (i) if the Consolidated Leverage Ratio at the most recent fiscal quarter end shall have been greater than or equal to 3.50 to 1.00, the Borrower and its subsidiaries will not make any such investment that would result in the aggregate amount of such investments exceeding $50,000,000, (ii) the ownership by the Borrower of such persons is consistent with the requirements of Section 6.08, (iii) no Default results from the making of any such investment and (iv) prior to the making of any such investment the Borrower shall have delivered to the Administrative Agent calculations demonstrating pro forma compliance with the covenants contained in Sections 6.14, 6.15 and 6.16 as of the end of and for the most recent period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.03(a) or (b), giving effect to such investment and the incurrence of any related Indebtedness as if they had occurred at the beginning of such period;

               (i) in the case of the Borrower or any Subsidiary, Permitted Investments; and

               (j) investments, loans or advances inadvertently made or agreed to be made by the Borrower or any Subsidiary that in the aggregate for all such investments, loans and advances are insignificant; provided that any such investment, loan or advance is eliminated with reasonable promptness after any Responsible Officer of the Borrower becomes aware of the same.

     SECTION 6.05. Mergers, Consolidation and Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or any full power Station or related broadcast license, or any capital stock of any Subsidiary (other than any Subsidiary the assets of which are limited to a lower-power Station, the Station License therefor and assets directly related thereto), or permit any Subsidiary to issue any shares of its capital stock to any person other than the Borrower or another Subsidiary, or, except as expressly permitted under Section 6.04, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (a) the Borrower and any Subsidiary may complete the Network Sale, including any adjustments to the assets transferred as part of the Network Sale in accordance with the Network Sale Agreement, (b) the Borrower and any of the Subsidiaries may purchase and sell inventory in the ordinary course of business,
(c) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Subsidiary (other than a License Subsidiary) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary (other than a License Subsidiary that holds a license to broadcast in the continental United States) may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a Subsidiary and no person other than the Borrower or a Subsidiary receives any consideration and (iii) any License Subsidiary may merge into a newly formed corporation with no assets or liabilities if (A) the surviving corporation is a License Subsidiary, (B) prior to such merger the surviving corporation enters into such agreements as the Administrative Agent reasonably requires assuming the obligations of the original License Subsidiary under the Loan Documents and (C) immediately after such merger the Collateral Requirement continues to be satisfied, and (d) the Borrower or any Subsidiary may sell, transfer or otherwise dispose of assets constituting all or a substantial part of its assets (including any full power Station or related broadcast license, or any capital stock of any Subsidiary) for cash in one or more arm's length transactions so long as (i) the proceeds of any such sale are held and applied in accordance with the terms of this Agreement and (ii) after giving effect to such sale, the aggregate amount of the asset sales made by the Borrower and the Subsidiaries pursuant to this clause
(d) does not exceed $50,000,000 (or, if the Consolidated Leverage Ratio at the end of the fiscal quarter most recently ended as of the time of such sale shall be below 5.0 to 1.0, $150,000,000).

     SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably on its Equity Interests, (ii) the Chicago

Subsidiary may make distributions required to be made under the terms of the Chicago Subsidiary Partnership Agreement as in effect on the date hereof, (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Parent may purchase employee stock options (or shares of its capital stock issued or to be issued pursuant to employee stock options) to the extent such options were granted in the ordinary course of business and (iv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower will be permitted to pay cash dividends to the Parent in the amounts and at the times required in order that the Parent may (x) perform its obligations in respect of interest payable on the Senior Discount Notes (y) pay taxes in respect of the consolidated group consisting of the Parent and the Subsidiaries and (z) pay operating expenses in an amount not to exceed $1,000,000 during any period of four fiscal quarters.

     (b) Permit any Subsidiary, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other equity interest or (ii) make or repay any loans or advances to the Borrower or to any other Subsidiary.

     SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower or any Subsidiary), except that the Parent, the Borrower or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Parent, the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties. Notwithstanding anything in the foregoing sentence to the contrary, the Borrower and the Subsidiaries may perform the terms of the Network Affiliation Agreement.

     SECTION 6.08. Business of Parent and Subsidiaries. (a) In the case of the Parent, own any capital stock or other equity interest in any person other than the Borrower, or engage at any time in any business or business activity other than the ownership of the capital stock of the Borrower and activities reasonably related thereto.

     (b) In the case of the Borrower and its subsidiaries, engage at any time in any business or business activity other than the ownership and operation of Spanish language television stations and business activities reasonably related thereto; provided, that the Borrower and its subsidiaries may engage in the ownership and operation of other Spanish language media and business activities reasonably related thereto so long as the assets employed in or related to all activities referred to in this proviso account for less than 10% of the consolidated assets of the Borrower; provided further that the Borrower and its subsidiaries may continue to own their interest in Conus Communications, L.P., a Minnesota Limited Partnership.

     SECTION 6.09. Amendment of Material Documents. (a) Amend, modify or waive in any material respect the Stockholders' Agreement, the Network Affiliation Agreement, the Senior Discount Note Indenture or any instrument or document governing Indebtedness with an outstanding principal balance in excess of $25,000,000 if any such amendment, modification or waiver, taken together with any related amendments, modifications or waivers, could reasonably be expected to be materially adverse to the Parent or the Borrower or to the rights or interests of the Lenders.

     (b) Cause or permit the termination of any Affiliation Agreement between the Network Company and any full power Station entered into pursuant to the Network Affiliation Agreement, which termination could reasonably be expected to result in a Material Adverse Effect (excluding from clause (b) of the definition of Material Adverse Effect, however, the validity or enforceability of such terminated Affiliation Agreement), which determination shall be made by the Required Lenders.

     SECTION 6.10. Prepayments, Redemptions and Repurchases of Debt. (a) Make any payment, whether in cash, property, securities or a combination thereof in respect of, or pay, or offer or commit to pay, or otherwise directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration or defease, any Indebtedness for borrowed money or Capital Lease Obligation (other than Indebtedness under the Loan Documents, any of the Company's Senior Notes due 2006 not acquired by the Company in connection with the Refinancing and intercompany Indebtedness) of the Parent, the Borrower or any of the Subsidiaries, or set apart any sum for the aforesaid purposes, except that the Borrower and the Subsidiaries may make scheduled or mandatory payments of principal, interest or Capital Lease Obligations as and when due (to the extent not prohibited by applicable subordination provisions).

     (b) Prepay, redeem, repurchase, retire or otherwise acquire for consideration or defease the Puerto Rican Notes or any principal amount thereof; provided that the Puerto Rican Notes may be prepaid if the Borrower in good faith determines such prepayment to be advisable in the conduct of its business.

     SECTION 6.11. Collateral and Guarantee Requirements. Take any action that would result in the Collateral Requirement or the Guarantee Requirement not being satisfied; provided, that the Borrower may transfer assets used by its Puerto Rican Station from the Domestic Subsidiary in which they are held at the Closing Date if (a) such assets shall be transferred to either (i) the Puerto Rican Subsidiary or (ii) a newly formed Puerto Rican subsidiary of the Borrower,
(b) 65% of the voting capital stock and 100% of the non-voting capital stock of any such newly formed Puerto Rican subsidiary shall have been pledged to the Collateral Agent pursuant to the Pledge Agreement and substantially all the equity interest in such Puerto Rican subsidiary shall be represented by the shares of its non-voting capital stock and (c) such assets shall be held in a corporate structure reasonably satisfactory to the Collateral Agent.

     SECTION 6.12. Fiscal Year. Change the end of its fiscal year from December 31 to any other date.

     SECTION 6.13. Certain Changes in Ownership or Control. Permit any change to occur in the ownership or control of the Parent that (a) would violate the foreign ownership provisions of the Federal Communications Act, the FCC's cross-interest regulations or any other provisions of the Federal Communications Act or FCC regulations and (b) could reasonably be expected, in the judgment of the Arrangers or the Required Lenders, to result in (i) the required divestiture of any Station or any other material assets of the Borrower and its subsidiaries,
(ii) material restrictions on the operation of the business of the Borrower, any material subsidiary of the Borrower or any full-power Station, (iii) a material adverse effect on any full-power Station License or (iv) any other consequence that would materially and adversely affect the Borrower or the rights or interests of the Lenders.

     SECTION 6.14. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period beginning on a date set forth below and ending on the day immediately preceding the next such date to be in excess of the ratio set forth below opposite such initial date:

             Date                                  Ratio
             ----                                  -----
          September 30, 1998                        7.00
          December 31, 1998                         7.00
          March 31, 1999                            7.00
          June 30, 1999                             7.00
          September 30, 1999                        7.00
          December 31, 1999                         7.00
          March 31, 2000                            6.75
          June 30, 2000                             6.50
          September 30, 2000                        6.25
          December 31, 2000                         6.00
          March 31, 2001                            5.50
          June 30, 2001                             5.00
          September 30, 2001                        5.00

          December 31, 2001                         4.50
          March 31, 2002                            4.50
          June 30, 2002                             4.50
          September 30, 2002                        4.50
          December 31, 2002                         4.50
          Each quarter end thereafter               4.50


     SECTION 6.15. Consolidated Interest Expense Coverage Ratio. Permit the Consolidated Interest Expense Coverage Ratio for any four-fiscal-quarter period ending on any date set forth below to be less than the ratio set forth below opposite such date.

          Date                                     Ratio
          ----                                     -----

          December 31, 1998                         1.60
          March 31, 1999                            1.60
          June 30, 1999                             1.60
          September 30, 1999                        1.60
          December 31, 1999                         1.60
          March 31, 2000                            1.70
          June 30, 2000                             1.80
          September 30, 2000                        1.80
          December 31, 2000                         1.80
          March 31, 2001                            2.00
          June 30, 2001                             2.00
          September 30, 2001                        2.25
          December 31, 2001                         2.25
          March 31, 2002                            2.25
          June 30, 2002                             2.25
          September 30, 2002                        2.25
          December 31, 2002                         2.25
          Each quarter end thereafter               2.25

     SECTION 6.16. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any four-fiscal-quarter period ending on any date set forth below to be less than the ratio set forth below opposite such date.



             Date                                  Ratio
             ----                                  -----

          December 31, 1998                         1.00
          March 31, 1999                            1.00
          June 30, 1999                             1.00
          September 30, 1999                        1.00
          December 31, 1999                         1.00
          March 31, 2000                            1.05
          June 30, 2000                             1.05

          September 30, 2000                        1.05
          December 31, 2000                         1.05
          March 31, 2001                            1.10
          June 30, 2001                             1.10
          September 30, 2001                        1.15
          December 31, 2001                         1.15
          March 31, 2002                            1.15
          June 30, 2002                             1.15
          September 30, 2002                        1.15
          December 31, 2002                         1.15
          Each quarter end thereafter               1.15


                                  ARTICLE VII

                               Events of Default

     In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information made, deemed made or furnished in connection with or pursuant to any Loan Document shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or any reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by the Parent, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (insofar as such default relates to the Parent or the Borrower), 5.04 or 5.07 or in Article VI (and, in the case of any default under Section 6.02 that results from the imposition of a non-consensual Lien and does not involve significant assets of the Parent, the Borrower or any Subsidiary, such default shall continue unremedied for a period of 30 days after the Parent, the Borrower or any Subsidiary obtains knowledge thereof);

          (e) default shall be made in the due observance or performance by the Parent, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) (i) the Parent, the Borrower or any of the Subsidiaries shall fail to pay any principal or interest due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) the Parent, the Borrower or any of the Subsidiaries shall fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, or any other event or condition shall occur, if the effect of any failure or other event or condition referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due or to be required to be repurchased or redeemed prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Parent, the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of the Parent, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Parent, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Parent, the Borrower or any of the Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Parent, the Borrower or any of the Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Parent, the Borrower or any of the Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
     (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 in the aggregate shall be rendered against the Parent, the Borrower, any of the Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Parent, the Borrower or any of the Subsidiaries to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Parent, the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000 or to require payments exceeding $3,000,000 in any year;

          (k) any Guarantee purported to be created hereunder or under the Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and enforceable Guarantee of the Obligations, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement;

          (l) any Station License held by the Borrower or any Subsidiary with respect to any full power Station shall have been terminated, shall not have been renewed prior to the expiration thereof or shall have been renewed on terms materially adverse to the holder thereof, or any full power Station shall fail to maintain a substantially continuous broadcast signal for a period of more than five days (or 10 days if such failure relates to the conversion of such Station to digital television);

          (m)  there shall have occurred a Change in Control; or

          (n) The group consisting of (i) Liberty and SPE and their respective Controlled Affiliates taken together, (ii) any person all of the Equity Interests in which are owned by Liberty and SPE and their respective Controlled Affiliates taken together, and (iii) any person a majority of the Equity Interests in which are owned by Liberty and SPE and their respective wholly owned Controlled Affiliates taken together shall not own, directly or indirectly, Equity Interests representing at least 50% of the equity and aggregate ordinary voting power represented by the outstanding Equity Interests of the Network Company;

then, and in every such event (other than an event with respect to the Parent or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Parent or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.



                           ARTICLE VIII.  THE AGENTS

     In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Parent, the Borrower or any other Loan Party pursuant to this Agreement or the
other Loan Documents as received by the Administrative Agent.   Without limiting
the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

     Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Parent, the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Parent, the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Subsidiaries or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the amount of its Loans and available commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party; provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse each of the Issuing Bank and its directors, officers, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     Each Lender acknowledges and agrees that the Documentation Agent will have no duties or responsibilities hereunder or under the other Loan Documents.


                            ARTICLE IX.  GUARANTEE

          To induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit, the Parent hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all the Obligations. Each and every default in payment of the principal of and premium, if any, or interest on any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

          The Parent waives presentation to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of this Guarantee and notice of protest for nonpayment and all other formalities. The obligations of the Parent hereunder shall not be discharged or impaired or otherwise affected by (a) the failure or delay of any Secured Party to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of any Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of any Loan Document, any guarantee or any other agreement or instrument; (d) the release of (or the failure to perfect a security interest in) any security held by any Secured Party for the performance of the Obligations or any of them; (e) the failure or delay of any Secured Party to exercise any right or remedy against any other guarantor of the Obligations; (f) the failure of any Secured Party to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement or instrument; (g) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Parent or otherwise operate as a discharge of the Parent as a matter of law or equity or which would impair or eliminate any right of the Parent to subrogation.

          The Parent further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Secured Party to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other person.

          The obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

          The Parent further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of the Borrower or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against the Parent by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent hereby promises to and will, upon receipt of written demand by any Lender, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest and fees on such Obligations and (iii) all other monetary Obligations then due.

          Upon payment by the Parent of any sums to the Secured Parties hereunder, all rights of the Parent against the Borrower arising as a result thereof shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations and, if any payment shall be made to the Parent on account of such rights prior to the indefeasible payment in full of all the Obligations, such payment shall forthwith be paid to the Administrative Agent to be credited and applied against the Obligations to the extent necessary to discharge such Obligations. Upon payment by the Parent of the sums to the Administrative Agent hereunder, subject to the indefeasible payment in full of all the Obligations, the Parent shall be subrogated to the rights of the Secured Parties to receive payments of the Obligations.

          The Parent waives notice of and hereby consents to any agreements or arrangements whatsoever by the Secured Parties with any other person pertaining to the Obligations, including agreements and arrangements for payment, extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair the Parent's liability hereunder. Nothing shall discharge or satisfy the liability of the Parent hereunder except the full performance and payment of the Obligations.

          Each reference herein to any Secured Party shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Guarantee shall also inure.


                                   ARTICLE X

                                 Miscellaneous

          SECTION 10.01. Notices. Notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to the Borrower, to it at Telemundo Group, Inc., 2290 West 8th Avenue, Hialeah, FL 33010, Attention: Peter J. Housman II, CFO and Treasurer (Fax No. (305)-889-7997), with a copy to Telemundo Group, Inc., 2290 West 8th Avenue, Hialeah, FL 33010, Attention: Osvaldo F. Torres, Vice President, General Counsel and Secretary (Fax No. (305) 889-7980);

          (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Jonathan Satran (Fax No. (212) 325-8304); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01; provided, that each notice under Article II will be delivered by hand or overnight courier service or sent by telecopy.

     SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Parent, the Borrower and the Subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 10.05 and 10.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

     SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Parent, the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any or all of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate or Related Fund of the assigning Lender or another Lender, (x) the Borrower, unless an Event of Default shall have occurred and be continuing, and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Revolving Credit Commitment and the Term Loan Commitment or outstanding Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the aggregate (or, if less, the entire remaining amount of such Lender's Revolving Credit Commitment or outstanding Term Loans) and (ii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon accep-tance and recording pursuant to paragraph (e) of this Section 10.04 and payment, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.05, as well as to any Fees accrued for its account and not yet paid, and to be bound by the provisions of Section 10.16).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitments and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Parent, the Borrower or any of the Subsidiaries or the performance or observance by the Parent, the Borrower or any of the Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Parent, the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register and any Assignments and Acceptances delivered to the Administrative Agent pursuant to this Section 10.04(d) shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), a processing and recordation fee of $3,500 (which shall be paid by the assigning Lender and such assignee as they may agree) and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the

Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower, Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20, and shall be bound by the confidentiality provisions contained in Section 10.16, to the same extent as is such Lender and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing all or substantially all the Guarantors or the Collateral). All amounts payable by the Borrower to any Lender hereunder in respect of any Loan and the applicability of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 shall be determined as if such Lender had not sold or agreed to sell any participation in such Loan, and as if such Lender were funding the participated portion of such Loan in the same way that it is funding the portion of such Loan in which no participation has been sold.

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Parent, Borrower or the Sponsors; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.16.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

     (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

     (j) In the event that S&P, Moody's and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and
(ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay upon request all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement (including in connection with the negotiation of any restructuring or "work out" (whether or not consummated) of the Obligations) or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

     (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees, agents and controlling persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned, leased or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. In connection with any claim, litigation, investigation or proceeding referred to in the preceding sentence, the Indemnitees will endeavor to avoid duplication of effort and expense by employing common counsel (including special or local counsel, where required), which shall be nominated by the Administrative Agent (or, if the Administrative Agent shall not be a party or prospective party to such claim, litigation, investigation or proceeding, by the Lender party thereto with the largest credit exposure or potential credit exposure hereunder), it being understood that an Indemnitee will in any event be entitled to separate counsel
(i) if such Indemnitee may have defenses available to it that are different from or potentially inconsistent with defenses that may be asserted by other Indemnitees, (ii) if the representation by a single counsel of such Indemnitee and other Indemnitees would otherwise be inappropriate due to actual or potential differences in the interests of the Indemnitees or (iii) if the Borrower shall agree to the retention of separate counsel.

     (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this

Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 10.05 shall be payable on written demand therefor.

     SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Parent or the Borrower against any of and all the obligations of the Parent and the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Parent, the Borrower, the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parent, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent or the Borrower in any case shall entitle the Parent or the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) None of this Agreement or any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders (and, in the case of any other Loan Document, any other person whose consent is required thereunder); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any fees or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, amend or modify the provisions of Section 2.09(c) or 2.13 (a), amend or modify the definition of the term "Revolving Credit Reduction Date" or the term "Revolving Credit Maturity Date",or decrease the rate of interest on any Loan or L/C Disbursement or any fees, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.17, 2.18 or 10.04(i), the provisions of this Section or the definition of the term "Required Lenders" or release any Guarantors (other than pursuant to a permitted sale or liquidation of such Guarantor) or all or any substantial part of the Collateral without the prior written consent of each Lender, (iv) except as provided in Section 2.13(i), waive or change the allocation between Tranche A Term Loans and Tranche B Term Loans of any prepayment pursuant to Section 2.12 or 2.13 without the prior written consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche A Term Loans and more than 50% of the aggregate outstanding principal amount of the Tranche B Term Loans or (v) amend Section 2.13(i) without the prior written consent of the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans; provided further that (i) no such agreement that by its terms adversely affects the rights of the Revolving Credit Lenders, the Tranche A Lenders or the Tranche B Lenders in a manner different from its effect on the other classes of Lenders shall become effective unless approved by a majority in interest of each class of Lenders so adversely affected and (ii) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank. Notwithstanding the foregoing, if the Borrower shall request the release of any Collateral (i) to be sold as part of any Asset Sale and shall deliver to the Collateral Agent a certificate to the effect that such Asset Sale and the disposition of the proceeds thereof will comply with the terms of this Agreement, (ii) for transfer to the Network Company by reason of an adjustment to the assets transferred as part of the Network Sale in accordance with the Network Sale Agreement and shall deliver to the Collateral Agent a certificate to the effect that such transfer will comply with the terms of this Agreement and the Network Sale Agreement or (iii) in connection with the transfer of assets to or the merger of any Subsidiary into a Foreign Subsidiary in accordance with this Agreement and shall deliver to the Collateral Agent a certificate to the effect that such transfer or merger will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments as may be required to effect the release of such Collateral.

     SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
10.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

     SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Parent, the Borrower or their properties in the courts of any jurisdiction.

     (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information in connection with the performance of their duties related to the Loan Documents and the transactions contemplated thereby or the legal and regulatory compliance requirements of the Administrative Agent, the Collateral Agent, the Issuing Bank or such

Lender, as the case may be, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners or any successor entity thereto, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding (i) relating to the enforcement of its rights hereunder or under the other Loan Documents or (ii) for purposes of establishing a "due diligence" defense, (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16) or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower; provided, however, that the Administrative Agent, the Collateral Agent, the Issuing Bank and/or any Lender, as the case may be, shall (to the extent it may lawfully do so) provide the Borrower, to the extent practicable, with advance notice of any disclosure of information referred to in clauses (c) and (d) above. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing and including any budget, programming and program scheduling information) that are received from the Parent, the Borrower, any Subsidiary or the Network Company and related to the Parent, the Borrower, any Subsidiary or the Network Company, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Parent, the Borrower or any Subsidiary, and that are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential or of such a nature that a prudent person would expect such Information to be confidential. The provisions of this Section 10.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                        TLMD ACQUISITION CO.,

                         by
                          /s/ Aaron J. Stone
                          -------------------------------------------------
                          Name:  Aaron J. Stone
                          Title:  Assistant Secretary


                        TELEMUNDO HOLDINGS, INC.,

                         by
                          /s/ Aaron J. Stone
                          -------------------------------------------------
                          Name:  Aaron J. Stone
                          Title:  Assistant Secretary

                        CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent, Collateral Agent and Issuing Bank,

                         by
                           /s/ Judith E. Smith
                           -----------------------------------------------------
                           Name:Judith E. Smith
                           Title:Director

                            by
                              /s/ Chris T. Horgan
                              --------------------------------------------------
                              Name:Chris T. Horgan
                              Title:Vice President


                        CANADIAN IMPERIAL BANK OF COMMERCE,
                        individually and as Documentation Agent,

                         by
                           /s/ Matthew Jones
                           -----------------------------------------------------
                           Name:  Matthew Jones
                           Title:  CIBC Oppenheimer Corp., AS AGENT


                        CREDIT LYONNAIS NEW YORK BRANCH,

                         by
                           /s/ John P. Judge
                           -----------------------------------------------------
                           Name:  John P. Judge
                           Title:  Vice President


                        CREDIT AGRICOLE INDOSUEZ,

                         by
                           /s/ Craig Welch
                           -----------------------------------------------------
                           Name:  Craig Welch
                           Title:  First Vice President

                            by
                              /s/ John McCloskey
                              --------------------------------------------------
                              Name:  John McCloskey
                              Title:  Vice President, Team Leader


                        BANKBOSTON, N.A.,

                         by
                           /s/ Robert F. Milordi
                           -----------------------------------------------------
                           Name:  Robert F. Milordi
                           Title:  Managing Director

                        SOCIETE GENERALE,

                          by
                             /s/ Elaine Khalil
                             ---------------------------------------------------
                             Name:  Elaine Khalil
                             Title:  Vice President


                        THE BANK OF NOVA SCOTIA,

                          by
                             /s/ Perry Fryett
                             ---------------------------------------------------
                             Name:  Perry Fryett
                             Title:  Authorized Signatorie


                        COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                        EUROPEENNE,

                          by
                             /s/ Brian O'Leary
                             ---------------------------------------------------
                             Name:  Brian O'Leary
                             Title:  Vice President

                              by
                                /s/ Anthony Rock
                                ------------------------------------------------
                                Name:  Anthony Rock
                                Title:  Vice President


                        THE FUJI BANK LIMITED, LOS ANGELES AGENCY,

                          by
                             /s/ Hirotoshi Naito
                             ---------------------------------------------------
                             Name  :Hirotoshi Naito
                             Title:  Joint General Manager


                        THE LONG-TERM CREDIT BANK OF JAPAN, LTD. LOS
                        ANGELES AGENCY,

                          by
                             /s/ Koh Takemoto
                             ---------------------------------------------------
                             Name:  Koh Takemoto
                             Title:  General Manager

                        NATEXIS BANQUE, BFCE

                          by
                             /s/ Cynthia E. Sachs
                             ---------------------------------------------------
                             Name:  Cynthia E. Sachs
                             Title:  Vice President

                          by
                             /s/ William C. Maier
                             ---------------------------------------------------
                             Name:  William C. Maier
                             Title:  VP-Group Manager


                        VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                        INCOME TRUST,

                          by
                             /s/ Jeffrey W. Maillet
                             ---------------------------------------------------
                             Name:  Jeffrey W. Maillet
                             Title:  Sr. Vice Pres. & Director


                        KZH-ING-2 CORPORATION,

                          by
                             /s/ Virginia Conway
                             ---------------------------------------------------
                             Name:  Virginia Conway
                             Title:  Authorized Agent




                        KZH-SOLEIL CORPORATION,

                          by
                             /s/ Dennis Kildea
                             ---------------------------------------------------
                             Name:  Dennis Kildea
                             Title:  Authorized Agent


                        PILGRIM AMERICA PRIME RATE TRUST,

                        by Pilgrim America Investments, Inc. as its Investment Manager

                          by
                             /s/ Robert Wilson
                             ---------------------------------------------------
                             Name:  Robert Wilson
                             Title:  Vice President


                          KZH HOLDING CORPORATION III,

                            by
                               /s/ Virginia Conway
                               -------------------------------------------------
                               Name:  Virginia Conway
                               Title:  Authorized Agent

                        GCB INVESTMENT PORTFOLIO,

                        by    Citibank, N.A.

                          by
                              /s/ Steven Kaufman
                              --------------------------------------------------
                              Name:  Steven Kaufman
                              Title:  Vice President

                        ORIX USA CORPORATION,

                          by
                             /s/ Hiroyuki Miyauchi
                             ---------------------------------------------------
                             Name:  Hiroyuki Miyauchi
                             Title:  Executive Vice President


                        KZH-CYPRESSTREE-1 CORPORATION,

                        by
                            /s/ Virginia Conway
                            ----------------------------------------------------
                            Name:  Virginia Conway
                            Title:  Authorized Agent


                        CYPRESSTREE INVESTMENT FUND, LLC,

                        by CypressTree Investment Management Company, Inc., its Managing Member

                          by
                             /s/ Timothy M. Barns
                             ---------------------------------------------------
                             Name:  Timothy M. Barns
                             Title:  Managing Director


                        CYPRESSTREE INVESTMENT MANAGEMENT
                        COMPANY, INC.,

                        as Attorney-in-Fact and on behalf of First Allmerica Financial Life Insurance Company as Portforlio Manager

                          by
                             /s/ Timothy M. Barns
                             ---------------------------------------------------
                             Name:  Timothy M. Barns
                             Title:  Managing Director